================================================================================

LEASE

================================================================================


                    W12/14 WALL ACQUISITION ASSOCIATES LLC,

                                                           AS LANDLORD

                                       TO

                              WAMEX HOLDINGS, INC.,

                                                           AS TENANT

                         PREMISES: PORTION OF FLOOR 8A
                     AT 14 WALL STREET, NEW YORK, NEW YORK
================================================================================

                               TABLE OF CONTENTS
                                    TO RIDER

37. CONFLICTS .............................................................1

38. TERM; RENTAL ..........................................................1

39. ADJUSTMENTS OF RENT ...................................................3

40. USE ...................................................................5

41. AS-IS CONDITION .......................................................6

42. TENANT'S CHANGES ......................................................8

43. HAZARDOUS MATERIALS; ADA; CLASS E SYSTEM .............................10

44. ELECTRICITY ..........................................................11

45. HEAT AND AIR-CONDITIONING ............................................14

46. LANDLORD'S OTHER SERVICES ............................................15

47. CLEANING .............................................................16

48. ASSIGNMENT AND SUBLETTING ............................................16

49. INSURANCE ............................................................22

50. SUBORDINATION ........................................................24

51. FURTHER PROVISIONS AS TO DEFAULT .....................................25

52. SECURITY DEPOSIT .....................................................27

53. ARBITRATION ..........................................................29

54. ESTOPPEL CERTIFICATES ................................................29

55. BROKER ...............................................................29

56. HOLDING OVER .........................................................30

57. NOTICES ..............................................................30

58. THE LOWER MANHATTAN PLAN .............................................31

59. INTENTIONALLY OMITTED ................................................33

60. ICP ..................................................................33

61. MISCELLANEOUS ........................................................34

EXHIBIT A Floor Plan of Unit A ...........................................38

                         STANDARD FORM OF OFFICE LEASE

            AGREEMENT OF LEASE, made as of this ____ day of April, 2000, between W12/14 WALL ACQUISTION ASSOCIATES LLC ("Owner" or "Landlord"), a New York limited liability company having an office c/o Stellar Management Co., 156 William Street, New York, New York 10038, party of the first part, and WAMEX HOLDINGS, INC. ("Tenant"), a Delaware corporation having an address at One World Trade Center, New York, New York 10005, party of the second part.



            WITNESSETH: Landlord hereby leases to Tenant and Tenant hereby hires from landlord, a portion of the rentable area of floor 8A consisting of 8,404 rentable square feet, designated as Unit "A" on the floor plan annexed hereto as Exhibit A and made a part hereof (hereinafter called the "premise" or the "demised premise" of the "Demised Premises"), in the building known as 14 Wall Street (hereinafter called the "Building" or "Building"), in the Borough of Manhattan, City of New York, for the term and at the rental set forth in Article 38 hereto.


            The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:


RENT:


1.          Tenant shall pay the rent as above and as hereinafter provided.

MAINTENANCE AND REPAIRS:


4. Tenant shall, throughout the term of this lease, take good care of the demised premises and the fixtures and appearances therein. Tenant shall be responsible for all damage or injury to the demised premises or any other part of the building and the systems and equipment thereof, whether requiring structural or nonstructural repairs cause by or resulting from carelessness, omission, neglect, or improper conduct of Tenant, Tenant's subtenants, agents, employees, invitees or licensees, or which arise out of any work, labor, service or equipment done for or supplied to Tenant or any subtenants or arising out of the installation, use or operation of the property or equipment of Tenant or any subtenant. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant's fixtures, furniture and equipment. Tenant shall promptly make, at Tenant's expense, all repairs in and to the demised premises for which Tenant is responsible, using only the contractor for the trade or trades in question, selected for a list of at least two contractors per trade submitted by Owner. Any other repairs in or to the building or the facilities and systems thereof for which Tenant is responsible shall be performed by Owner at the Tenant's expense. Owner shall maintain in good working order and repair the exterior and the structural portions of the building, including the structural portions of its demised premises, and the public portions of the building interior and the building plumbing, electrical, bearing and ventilating systems (to the extent such systems presently exist) serving the demised premises. Tenant agrees to give prompt notice of any defective condition in the premises for which Owner may be responsible hereunder. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or others making repairs, alterations, additions or improvements in or to any portion of the building or the demised premises or in and to the fixtures, appearances or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this Lease. Tenant agrees that Tenant's sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 4 shall not apply in the case of fire or other casualty which are dealt with in Article 9 hereof.


WINDOW CLEANING:

5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of
Section 202 of the Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

REQUIREMENTS OF LAW, FIRE INSURANCE, FLOOR LOADS:

6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant, at Tenant's sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant's use or manner of use thereof, (including Tenant's permitted use) or, with respect to the building if arising out of Tenant's use or manner of use of the premises or the building (including the use permitted under the lease). Nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant may, after securing Owner to hereafter made shall be ineffective to change, modify, discharge or effect as abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against when enforcement of the change, modification, discharge or abandonment is sought.

END OF TERM:

22. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, broom clean, in good order and condition, ordinary wear and damages which Tenant in not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all his property. Tenant's obligations to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this Lease or any removal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding business day.

QUIET ENJOYMENT:

23. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 31 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

FAILURE TO GIVE POSSESSION:

24. If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof, because of the holding-over or retention of possession of any tenant, undertenant or occupants or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, not shall the same be construed in any wise to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner's inability to claim possession or complete construction) until after Owner shall have given Tenant written notice that the Owner is able to deliver possession in condition required by this lease. If permission is given to Tenant to enter into the possession of the demised premises or to occupy premises other than the demised premises prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such possession and/or occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease except the obligation to pay the fixed normal rent set forth in the preamble to this lease. The provisions of this article are intended to constitute "an express provision to the contrary" which the meaning of Section 223-a of the New York Real Property Law.

NO WAIVER:

25. The failure of Owner to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner of rent and/or additional rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy in this lease provided. No act or thing done by Owner or Owner's agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner's agent shall have any power to accept the keys of said premises prior to the termination of the lease and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the premises.

WAIVER OF TRIAL BY JURY:

26. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant, Tenant's use of or occupancy of said premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any proceeding or action for possession including a summary proceeding for possession of the premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding including a counterclaim under Article 4 except for statutory mandatory counterclaims.


INABILITY TO PERFORM:

27. This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no way be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment, fixtures, or other materials if Owner is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever including, but not limited to, government preemption or restrictions or by reason of any rule, order or regulation or any department or subdivision thereof or any government agency or by reason of the condition which have been or are affected, either directly or indirectly, by war or other emergency.

BILLS AND NOTICES:

28. Except as otherwise in this lease provided, a bill, statement, notice or communication which Owner may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant personally or sent by registered or certified mail addressed to Tenant at the building of which the demised premises form a part or at the last known residence address or business address of Tenant or left in any of the aforesaid premises addressed to Tenant, and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, mailed, or left at the premises as herein provided. Any notice by Tenant to Owner must be served by registered or certified mail addressed to Owner at the address first hereinabove given at such other address as Owner shall designate by written notice.

CAPTIONS:

29. The Caption are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease nor the intent of any provisions thereof.

DEFINITIONS:

30. The term "office", or "offices", wherever used in this lease, shall not be construed to mean premises used as a store or stores, for the sole or display, at any time, of goods, wares or merchandise, of any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes or for manufacturing. The term "Owner" means a landlord or lessor, and as used in this lease means only the owner, or the mortgage in possession, for the time being of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises for a part, so that in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner, hereunder. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning.

ADJACENT EXCAVATION-SHORING:

31. If an excavation shall be made upon land adjacent to the demised premises or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Owner, or diminution or statement of rent.

RULES AND REGULATIONS:

32. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations and such other and further reasonable Rules and Regulations as Owner or Owner's agents may from time to time adopt. Notice of any additional rules or regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Owner or Owner's agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing upon Owner within fifteen (15) days after the giving of notice thereof.

                                    GUARANTY

FOR VALUE RECEIVED, and in consideration for, and as an inducement to Owner making the within lease with Tenant, the undersigned guarantees to Owner, Owner's successors and assigns, the full performance and observance of all the covenants, conditions and agreements, therein provided to be performed and observed by Tenant, including the "Rules and Regulations" as therein provided without requiring any notice of non-payment, non-performance, or non-observance, or panel, or notice, or demand, whereby to charge the undersigned therefor, all of which the undersigned hereby expressly waives and expressly agrees that the validity of this agreement and the obligations of the guarantor hereunder shall in no way be terminated, affected or implied by reason of the assertion by Owner against Tenant of any of the rights or remedies reserved to Owner pursuant to the provisions of the within lease. The undersigned further covenants and agrees that this guaranty shall remain and continue in full force and effect as to any renewal, modification or extension of this lease and during any period when Tenant is occupying the premises as a "statutory tenant." As a further inducement to Owner to make this lease and in consideration thereof, Owner and the undersigned covenant and agree that in any action or proceeding brought by either Owner or the undersigned against the other on any matters whatsoever arising out of, under, or by virtue of the terms of this lease or of this guarantee that Owner and the undersigned shall and do hereby waive trial by jury.

Dated: ___________________________                19__


----------------------------------
Guarantor


----------------------------------
Witness


----------------------------------
Guarantor's Residence


----------------------------------
Business Address


----------------------------------
Firm Name

STATE OF NEW YORK                ) ss.:

COUNTY OF                        )

On this _____ day of ____________, 19__, before me personally came ____________________ to me known and known to me to be the individual described in, and who executed the foregoing Guaranty and acknowledge to me that he executed the same.

                                                 -------------------------------
                                                                 Notary

                       RULES AND REGULATIONS ATTACHED TO
                         AND MADE A PART OF THIS LEASE
                         IN ACCORDANCE WITH ARTICLE 33.

1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than for ingress or egress from the demised premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Owner. There shall not be used in any space, or in the public hall of the building, either by any Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards. If said premises are situated on the ground floor of the building, Tenant thereof shall further, at Tenant's expense, keep the sidewalk and curb in front of said premises clean and free from ice, snow, dirt and rubbish.

2. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose clerks, agents, employees or violators, shall have caused it.

3. No carpet, rug or other article shall be hung or shaken out of any window of the building and no Tenant shall sweep or throw or permit to be swept or thrown from the demised premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the building and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the building by reason of noise, odors, and/or vibrations, or interfere in any way with other Tenants or those having business therein, nor shall any bicycles, vehicles, animals, fish or birds be kept in or about the building. Smoking or carrying lighted cigarettes in the elevators of the building is prohibited.

4. No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of Owner.

5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the demised premises or the building or on the inside of the demised premise if the same is visible from the outside of the premises without the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the premises. In the event of the violation of the foregoing by any Tenant, Owner may remove same without any liability, and may charge the expense incurred by such removal to Tenant or Tenants violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each Tenant by Owner at the expense of such Tenant, and shall be of a size, color and style acceptable to Owner.

6. No Tenant shall mark, paint, drill into, or in any way deface any part of the demised premises or the buildings of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Owner, and as Owner may direct. No Tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and if linoleum or other similar floor covering is desired to be used an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

7. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by an Tenant, nor shall any changes be made in existing locks or mechanism thereof. Each Tenant must, upon the termination of this Tenancy, restore to Owner all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such Tenant, and in the event of the loss of any keys, so furnished such Tenant shall pay to Owner the cost thereof.

8. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the premises only on the freight elevators and through the service entrance and corridors, and only during hours and in a manner approved by Owner. Owner reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates any of these Rules and Regulations of the lease or which these Rules and Regulations are a part.

9. Canvassing, soliciting and peddling in the building is prohibited and each Tenant shall cooperate to prevent the same.

10. Owner reserves the right to exclude from the building all persons who do not present a pass to the building signed by Owner. Owner will furnish passes to persons for whom any Tenant requires same in writing. Each Tenant shall be responsible for all persons for whom he requests such pass and shall be liable to Owner for all acts of such persons. Tenant shall not have a claim against Owner by reason of Owner excluding from the building any person who does not present such pass.

11. Owner shall have the right to prohibit any advertising by any Tenant which in Owner's opinion, tends to impair the reputation of the building or its desirability as a building for offices, and upon written notice from Owner, Tenant shall refrain from or discontinue such advertising.

12. Tenant shall not bring or permit to be brought or kept in or on the demised premises, any inflammable, combustible, explosive, or hazardous fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to permeate in or emanate from the demised premises.

13. If the building contains central air conditioning and ventilation, Tenant agrees to keep all windows closed at all times and to abide by all rules and regulations issued by Owner with respect to such services. If Tenant requires air conditioning or ventilation after the usual hours, Tenant shall give notice in writing to the building superintendent prior to 3:00 p.m. in the case of services required on week days, and prior to 3:00 p.m. on the day prior in case of after hours service required on weekends or on holidays. Tenant shall cooperate with Owner in obtaining maximum effectiveness of the cooling system by lowering and closing venetian blinds and/or drapes and curtains when the sun's rays fall directly on the windows of the demised premises.

14. Tenant shall not move any safe, heavy machinery, heavy equipment, bulky matter, or fixtures into or out of the building without Owner's prior written consent. If such safe, machinery, equipment, bulky matter or fixtures requires special handling, all work in connection therewith shall comply with the Administrative Code of the City of New York and all other laws and regulations applicable thereto and shall be done during such hours as Owner may designate.

15. Refuse and Trash. (1) Compliance by Tenant. Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders, and regulations of all state, federal, municipal and local governments, departments, commissions and boards regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash. Tenant shall sort and separate such waste products, garbage, refuse and trash into such categories as provided by law. Each separately sorted category of waste products, garbage, refuse and trash shall be placed in separate receptacles reasonably approved by Owner. Such separate receptacles may, at Owner's option, be removed from the demised premises in accordance with a collection schedule prescribed by law. Tenant remove, or cause to be removed by a contractor acceptable to Owner, at Owner's sole discretion, such items as Owner may expressly designate, (2) Owner's Rights in Events of Noncompliance. Owner has the option to refuse to collect or accept from Tenant waste products, garbage, refuse or trash (a) that is not separated and stored as required by law or (b) which consists of such items as Owner may expressly designate for Tenant's removal, and to require Tenant to arrange for such collection at Tenant's sole cost and expense, utilizing a contractor satisfactory to Owner. Tenant shall pay all costs, expenses, fines, penalties or damages that may be imposed on Owner or Tenant by reason of Tenant's failure to comply with the provisions of this Building Rule 15, and, at Tenant's sole cost and expense, shall indemnify, defend and hold Owner harmless (including reasonable legal fees and expenses) from and against any actions, claims and suits arising from such noncompliance, utilizing counsel reasonably satisfactory to Owner.

                                RIDER CONTAINING

                   ADDITIONAL CLAUSES ATTACHED TO AND FORMING

              A PART OF LEASE DATED APRIL __, 2000, BY AND BETWEEN

                     W12/14 WALL ACQUISITION ASSOCIATES LLC

                                  AS LANDLORD,

                                      AND

                        WAMEX HOLDINGS, INC., AS TENANT.

37. CONFLICTS: In the event of any conflict between the provisions of this Rider and the printed portion of this lease, the provisions of this Rider shall control.

38.         TERM: RENTAL:

            A. The term of this lease for which the demised premises are hereby leased, shall commence on May 1, 2000 (the "COMMENCEMENT DATE"), and shall expire on the date which is the last day of the calendar month immediately preceding the calendar month in which occurs the tenth (10th) anniversary of the Commencement Date (the "EXPIRATION DATE"), or shall expire on such earlier date upon which said term may expire or be cancelled or terminated pursuant to any of the conditions or covenants of this lease or pursuant to law.

            B. The "RENTS" reserved under this lease, for the term thereof, shall be and consist of:

               (a) "FIXED RENT" of:

                  (i)   $336,160.00 per year ($28,013.33 per month) for the
period (the "FIRST RENT PERIOD") commencing on the Commencement Date and ending on the last day of the calendar month in which occurs the first (1st) anniversary of the Commencement Date, both dates inclusive:

                  (ii)  $345,488.44 per year ($28,790.70 per month) for the one
(1) year period (the "SECOND RENT PERIOD") commencing on the date next succeeding the last day of the First Rent Period;

                  (iii) $355,853.09 per year ($29,654.42 per month) for the one
(1) year period (the "THIRD RENT PERIOD") commencing on the date next succeeding the last day of the Second Rent Period;

                  (iv)  $366.528.68 per year ($30,544.06 per month) for the one
(1) year period (the "FOURTH RENT PERIOD") commencing on the date next succeeding the last day of the Third Rent Period;

                  (v)   $377,524.54 per year ($31,460.38 per month) for the one
(1) year period (the "FIFTH RENT PERIOD") commencing on the date next succeeding the last day of the Fourth Rent Period; and

                  (vi)  $381,101.74 per year ($31,758.48 per month) for the one
(1) year period (the "SIXTH RENT PERIOD") commencing on the date next succeeding the last day of the Fifth Rent Period;

and disbursements in connection with such refund, reduction or other benefit to Tenant, and provided further that Tenant has not been in default under any of the terms, covenants or conditions in this least on Tenant's part to observe, perform or comply with for the preceding twelve (12) month period, either (a) Landlord shall return Tenant's Proportionate Share of such refund to Tenant or,
(b) if a reduction in Taxes is obtained prior to the date Tenant is required to pay the Tax Payment, the Taxes for the subject Tax Year shall be deemed reduced by such reduction.

            F. Anything contained in this Article to the contrary notwithstanding, in no event whatsoever shall the fixed rent be reduced below the fixed rent initially set forth in Section 38B hereof as same may be increased by provisions of this lease other than by this Article. The amounts payable pursuant to this Article shall be prorated, if necessary, to correspond with that portion of a Tax Year occurring within the term of this lease.

            G. Landlord's failure to prepare and deliver any of the tax bills, statements, notices, or bills set forth in this Article, or Landlord's failure to make a demand, shall not in any way cause Landlord to forfeit or surrender its rights to collect any of the foregoing items of additional rent that may have become due during the term of this lease. Tenant's liability for the amounts due under this Article shall survive the expiration of the term hereof, and any amount due for a partial period between the expiration of a Tax Year and the Expiration Date shall be prorated.

            H .Tenant shall pay the additional rent herein reserved promptly as and when the same shall become due and payable, without demand therefor and without any abatement, deduction or setoff whatsoever except as expressly provided in this lease.

40.         USE:

            A. (a) Tenant shall use and occupy the demised premises for executive and general offices for the transaction of Tenant's business, which is financial technology, and for no other purpose, to the extent such use is permitted by the certificate of occupancy for the Building (if any), Tenant hereby acknowledging that Landlord has made no representation or warranty as to whether such use is so permitted or otherwise permitted or whether the demised premises are suitable for such use.

               (b) Notwithstanding anything in this lease to the contrary, the Tenant covenants and agrees that during the term of this Lease, it will not use the demised premises or any part thereof, or permit the demised premises or any part thereof to be used (i) for banking, trust company or safe deposit business;
(ii) as or by a commercial or savings bank, a trust company, a savings and loan association, a loan company, or a credit union; (iii) for the sale of travelers checks, money orders and/or foreign exchange; (iv) as a restaurant and/or bar and/or for the sale of soda and/or beverage and/or sandwiches and/or ice cream and/or baked goods; (v) by the United States Government, the City or State of New York, any foreign government, the United Nations or any agency or department of any of the foregoing, or any other person or entity having sovereign or diplomatic immunity; (vi) as an employment agency, search firm or similar enterprise, school or vocational training center (except for the training of employees of the Tenant intended to be employed at the demised premises); (vii) as a barber shop or beauty salon; (viii) as a diagnostic medical center and/or for the practice of medicine; or (ix) any use which is prohibited under an existing lease for space in the BUILDING.

            B. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business in the demised premises, or any part thereof, Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and submit the same for inspection by Landlord. Tenant shall at all tinges comply with the terms and conditions of each such license or permit.

            C. Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy, the demised premises, or do or permit anything to be done in the demised premises, in violation of the Certificate of Occupancy for the demised premises or for the Building or in violation of any superior mortgage or superior lease.

41.         AS-1S CONDITION:

            A. Tenant acknowledges that it has made a full and complete inspection of the demised premises, and Tenant agrees to accept same on the Commencement Date in their present "as-is" condition. Tenant acknowledges that neither Landlord, nor Landlord's agent, has made any representations or promises in regard to the demised premises. The opening for business by Tenant in the demised premises shall be conclusive evidence as against Tenant that: the demised premises were in good and satisfactory condition at the tune such possession was taken. Tenant's failure, refusal or inability to open for business in the demised premises shall not be deemed evidence that the demised premises were not in good or satisfactory condition.

            B. Any installations, materials and work which may be undertaken by or for the account of Tenant to equip, decorate and furnish the demised premises for Tenant's initial occupancy thereof (hereinafter referred to as "TENANT'S WORK") shallbe performed by Tenant, at Tenant's sole cost and expense, in accordance with the terms, covenants and conditions set forth in this lease, including, without limitation, Article 42 hereof.

            C. (a) Landlord agrees to pay to Tenant, in accordance with, and subject to, the provisions of this Section C, an amount not to exceed the lesser of (i) the cost for Tenant to perform all items of Tenant's Work in the demised premises, other than the cost of items which constitute Tenant's personal property and which are removable by Tenant from the demised premises on the Expiration Date, and (ii) $252,120.00 (such lesser amount being hereinafter referred to as the "CONSTRUCTION PAYMENT"), provided that at the time Landlord is otherwise obligated to make such payment of the Construction Payment or any portion thereof, Tenant is not (i) in breach or default in any financial obligation of Tenant under this lease and (ii) not in breach or default of any other obligation under this lease beyond the expiration of any applicable notice and cure periods of any of the terms, covenants and conditions of this lease on Tenant's part to observe, perform or comply with.

               (b) Subject to the provisions of this Section, Landlord hereby agrees to make periodic payments of portions of the Construction Payment to Tenant as Tenant's Work progresses, in accordance with the terms and conditions hereinafter set forth (the "Construction Payment Conditions"):

                  (i) Tenant shall submit to Landlord from time to time, but not more often than one per month, requisitions (herein referred to as "TENANT'S REQUEST") for such periodic payment with respect to the portions) of Tenant's Work performed subsequent to the immediately preceding Tenant's Request, the form of which Tenant's Request shall be designated by Landlord, together with the following:

                           (x) copies of paid receipted invoices from the
contractors and subcontractors also performed the portions of Tenant's Work referred to in such Tenant's Request, and from the materialmen and suppliers who supplied the materials and supplies referred to in such Tenant's Request;

                           (y) a certificate from Tenant's architect and general
contractor or construction manager that (1) such portion of the Tenant's Work has been substantially completed strictly in accordance with the plans and specifications theretofore approved by Landlord; and (2) there are no violations or liens pending as a result of such portion of the Tenant's Work.

                           (z) lien waivers from each contractor, subcontractor,
materialman and supplier to the extent of the amount paid to such parties as provided in such Tenant's Request.

                  (ii) The unfunded portion of the Construction Payment is sufficient to complete the Tenant's Work, and evidence thereof reasonably satisfactory to Landlord has been submitted to Landlord; and

                  (iii) Such portion of the Tenant's Work has been performed in strict compliance with the applicable provisions of this lease.

            (c) Promptly following Tenant's Request together with the aforesaid accompanying documentation, Landlord shall have the right to enter the Demised Premises for the purpose of verifying that such portion of Tenant's Work covered by Tenant's Request has been performed strictly in accordance with the plans and specifications theretofore approval by landlord, either by Landlord's architect or by an independent architect retained by Landlord at Tenant's sole cost and expense. If said architect shall provide such verification, then, provided the Construction Payment Conditions have been, and remain, satisfied, within forty-five (45) days after Landlord's receipt of Tenant's Request together with the accompanying documentation Landlord shall pay to Tenant the "Percentage Payment" (as such term is hereinafter defined) with respect to the amounts shown on such Tenant's Request for the portions of Tenant's Work reflected thereon. For purposes hereof, the "PERCENTAGE PAYMENT" shall mean ninety (90 %) percent of the amounts shown on such Tenant's Request, for portions of Tenant's Work reflected thereon. The balance of the Construction Payment, if any, after the completion of Tenant's Work shall be paid to Tenant in accordance with the terms and conditions set forth in paragraph (d) below.


         Subject to the provisions of this Section, Landlord hereby agrees to pay the unfunded portion of the Construction Payment, in accordance with the terms and conditions hereinafter set forth (the "FINAL CONSTRUCTION PAYMENT CONDITIONS"):

         (i) After the completion of the Tenant's Work, Tenant shall submit to Landlord a requisition (herein referred to as the "FINAL REQUEST") for such unfunded portion of the Construction Payment, the form of which Final Request shall be designated by Landlord, together with the following:

            (w) copies of paid receipted invoices from the contractors and subcontractors performed the Tenant's Work, and from the materialmen and suppliers who supplied the materials and supplies referred to in the Final Request (other than those invoices previously submitted to Landlord pursuant to subsection (b) above);

            (x) a certificate from Tenant's architect and general contractor or construction manager that (1) all Tenant's Work has been completed strictly in accordance with the plans and specifications theretofore approved by Landlord; and (2) there are no violations or liens pending as a result of any of the Tenant's Work;

            (y) lien waivers from each contractor, subcontractor, material man and supplier to the extent of the amount paid to such parties (other than those invoices previously submitted to Landlord pursuant to subsection (b) above); and

            (z) in respect of all Tenant's Work, as-built drawings, and copies of balance reports, operating manuals, maintenance logs, warranties and guaranties, sign-offs and inspection reports; and

         (ii) All Tenant's Work has been performed in strict compliance with the applicable provisions of this lease. Promptly following the Final Request together with the aforesaid accompanying documentation, Landlord shall have the right to enter the Demised Premises for the purpose of verifying that all of Tenants' Work has been completed and performed strictly in accordance with the plans and specifications theretofore approved by Landlord, either. by Landlord's architect or by an independent architect retained by Landlord at Tenant's sole cost and expense. If said architect shall provide such verification, then, provided the Final Construction Payment Conditions have been, and remain satisfied, within forty-five (45) days after Landlord's receipt of the Final Request together with the accompanying documentation, Landlord shall pay to TENANT the refunded portion of the Construction Payment (such unfunded portion being hereinafter referred to as the "FINAL PAYMENT").

            In no event shall the sum of the Percentage Payments and the Final Payment exceed the lesser of (i) $252,120.00 and (ii) the cost for Tenant to perform all items of Tenant's Work of the demised premises.

42.      TENANT'S CHANGES:

            A. Tenant shall make no changes in or to the demised premises of any nature without Landlord's prior written consent in each instance, except as otherwise expressly permitted in this Article.

            B. With Landlord's prior written consent in each instance, which consent shall not be unreasonably withheld or delayed, Tenant may, from time to time during the term of this lease, at its sole expense, make such alterations, additions, installations, substitutions, improvements and decorations (hereinafter collectively called "NONSTRUCTURAL CHANGES") in and to the interior of the demised premises that are not structural in nature, that do not result in, or require, an amendment to, or modification of, the certificate of occupancy for the Building, and that do not otherwise affect the structural parts or integrity of the Building and do not affect any of the Building's utilities, systems or services, as Tenant may reasonably consider necessary for the conduct of its business therein, on the following conditions:

               (a) the outside appearance or strength of the Building shall not be affected;

               (b) no part of the Building outside of the demised premises shall be physically affected; and

               (c) the proper functioning of any of the mechanical, electrical, sanitary and other service systems of the Building shall not be adversely affected, and the usage of such systems by Tenant shall not be increased.

            C. Tenant shall not make any alterations, additions, installations, substitutions, improvements or decorations (hereinafter collectively referred to as "STRUCTURAL CHANGES") (i) outside the demised premises; (ii) in or to the exterior of the demised premises; (iii) in or to the interior demised premises that are structural in nature or that otherwise affect the structural integrity or parts of the Building or that affect any of the Building's utilities, systems or services, or (iv) which result in, or require, an amendment to, or modification of, the certificate of occupancy for the Building, without Landlord's prior written approval in each instance, which approval may be withheld by Landlord in its absolute and sole discretion.

            D. Nonstructural Changes and/or Structural Changes (collectively, "Changes") shall only be performed in accordance with and subject to, this Article and the other applicable provisions of this lease.

            E. Before commencing any Change (except for decorations that are Nonstructural Changes), Tenant, at its sole cost and expense, shall prepare and submit to Landlord for Landlord's approval, reasonably detailed plans and specifications therefor (such reasonably detailed plans and specifications being herein referred to as "TENANT'S PLANS"), which approval shall not be unreasonably withheld or delayed for any Nonstructural Changes described therein. The cost and expense reasonably incurred and/or paid by Landlord in connection with the review of the Tenant's Plans (and all revisions thereto), and the inspection of the work in respect thereof, by Landlord and Landlord's architects, engineers and other consultants and professionals shall be reimbursed by Tenant to Landlord (as additional rent) within ten (10) days after Landlord's demand therefor, Tenant hereby agreeing that neither Landlord's approval of the Tenant's Plans (or any revisions thereto), nor its inspection of such work, nor its right to inspect such work, shall impose upon Landlord any obligation or liability whatsoever with respect thereto, including, without limitation, any obligation or liability that might arise as a result of such work not being performed in accordance with applicable laws and requirements or with the Tenant's Plans (and revisions thereto) approved by Landlord or otherwise. Landlord may, as a condition of its approval, require Tenant to make revisions in and to the plans and specifications and to post a bond or other security reasonably satisfactory to Landlord to insure the completion and payment of the Change in question. Tenant shall not use, employ or retain any contractor or mechanic, or permit the use, employment or retention of any subcontractor, that has not been first approved by Landlord, which approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, for all Changes (including all Tenant's
Work) involving electrical equipment or wiring, heating, ventilation and/or air-conditioning systems or equipment, plumbing equipment or systems or Class E (or other fire and life safety) equipment or systems, Tenant may only use contractors and subcontractors designated by Landlord.


            F. Before commencing any Change, Tenant shall, at its expense, obtain all permits, notices, approvals and certificates required by all governmental and quasigovernmental authorities for the commencement and prosecution of such Changes, and, upon completion, for the final approval of such Changes, and shall cause Tenant's Changes to be performed in compliance therewith, as well as with all applicable laws and requirements of public authorities and all applicable requirements of insurance bodies, in a good and workmanlike manner, using new materials and equipment of a quality and class at least equal to the original installations in the Building Duplicates of all such permits, notices, approvals and certificates shall be delivered to Landlord before commencing such Changes, and upon the completion thereof, as the case may be. Changes shall be performed in such a manner as not to unreasonably interfere with or delay, and (unless Tenant shall indemnify Landlord therefor to the Landlord's reasonable satisfaction) as not to impose any additional expense upon Landlord in, the maintenance or operation of the Building. Throughout the performance of all Changes, Tenant shall, at its expense, carry, or cause to be carried, worker's compensation insurance in statutory limits and general liability insurance and personal and property damage insurance for any occurrence in or about the Building as set forth in Article 49 of this lease. All such insurance policies shall name Landlord and its agents, as parties insured, be in such limits as Landlord may reasonably prescribe and be placed with insurers reasonably satisfactory to Landlord. Tenant shall furnish Landlord with satisfactory evidence that such insurance is in effect before the commencement of any Changes and, on request, at reasonable intervals thereafter during the continuance of the Changes. If any Changes shall involve the removal of any fixtures, equipment, or other property in the demised premises, such fixtures, equipment, or other property shall be promptly replaced, at Tenant's expense, with new fixtures, equipment, or other property (as the case may be) of like utility and at least equal value unless Landlord shall otherwise expressly consent in writing, and Tenant shall, upon Landlord's request, deliver to Landlord any such fixtures, equipment, or property so removed. Any such fixtures, equipment so removed that Landlord does not request to be delivered to Landlord shall be discarded and removed from the Building by Tenant at Tenant's sole cost and expense.

            G. Tenant shall, at its expense and with diligence and dispatch, procure the cancellation or discharge of all notices of violation arising from, or otherwise connected with, the Changes that shall be issued by the Department of Buildings or any other public or quasi-public authority having or asserting jurisdiction. Tenant shall defend, indemnify and save Landlord harmless from and against all mechanic's and other liens filed in connection with the Changes or for any other work claimed to have been done for, or materials furnished to, Tenant, whether or not done or furnished pursuant to this Paragraph, including, without limitation, the liens of any security interest in, conditional sales of, or chattel mortgages upon, any materials, fixtures or articles so installed in and constituting part of the demised premises, and against all costs, expenses and liabilities incurred or paid in connection with any such lien, security interest, conditional sale, or chattel mortgage or any action or proceeding brought thereon. Tenant, at its expense, shall satisfy or discharge all such liens, and remove same from the record, within fifteen (15) days after Landlord makes written demand therefor.


            H. No Change shall be done in a manner that would: (i) create any work stoppage, picketing, labor disruption, or dispute; (ii) violate Landlord's union contracts affecting the land and/or Building; or (iii) interfere with the business of Landlord or any tenant or occupant of the Building. In the event of the occurrence of any condition described above arising from Tenant's exercise of any of its rights pursuant to the provisions of this Article, Tenant shall, immediately upon notice from Landlord, cease the manner of exercise of such right giving rise to such condition. In the event that Tenant fails to cease such manner of exercise of its rights as aforesaid, Landlord, in addition to any rights available to it under this lease, at law or equity, and shall have the right to injunction without notice. Tenant shall make all arrangements for, and pay all expenses incurred in connection with, use of the freight elevators servicing the demised premises.


            I. All fixtures and all paneling, partitions, railings and like installations, installed in the demised premises at any time, either by Tenant or by Landlord on Tenant's behalf, shall, upon installation, become the property of Landlord and shall remain upon and be surrendered with the demised premises unless Landlord, by notice to Tenant, elects to, relinquish Landlord's right thereto and to have them removed by Tenant, in which event the same shall be removed from the demised premises by Tenant prior to the expiration or sooner termination of this lease, at Tenant's expense. Nothing in this paragraph shall be construed to give Landlord title to or to prevent Tenant's removal of trade fixtures, moveable office furniture and equipment, but upon removal of any of such from the demised premises or upon removal of other installations as may be required by Landlord, Tenant shall immediately and at its expense, repair and restore the demised premises to the condition existing prior to installation, and repair any damage to the demised premises or the Building due to such removal. All property permitted or required to be removed. by Tenant at the end of the term of this lease that remains in the demised premises shall be deemed abandoned and may, at the election of Landlord, either be retained as Landlord's property or removed from the demised premises by Landlord, at Tenant's expense.


43.         HAZARDOUS MATERIALS: ADA: CLASS E SYSTEM:


            A. Tenant shall not cause or permit "HAZARDOUS MATERIALS" (as defined below) to be used, transported, stored, released, handled, produced or installed in, on or from the demised premises or the Building. The term "HAZARDOUS MATERIALS" shall, for the purposes hereof, mean any flammable, explosive or radioactive materials, hazardous wastes, hazardous and toxic substances or related materials, asbestos or any material containing asbestos, or any other substance or material, as now or hereafter defined as a hazardous material or a hazardous substance by any federal, state or local law, ordinance, rule or regulation, now or at any time hereafter in effect, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, and in the regulations adopted and publications promulgated pursuant to each of the foregoing. In the event of a breach of the provisions of this Article, Landlord shall, in addition to all of its rights and remedies under this lease and pursuant to law, require Tenant to remove any or all of such Hazardous Materials from the demised premises or the Building in the manner prescribed for such removal by all requirements of law. Tenant acknowledges that Landlord has made no representation, warranty, covenant or agreement with respect to the existence, removal, encapsulation or other treatment or remediation of Hazardous Materials, and that Landlord shall not in any way be liable for the existence of any Hazardous Materials or be obligated to remove, encapsulate or otherwise treat or remedial same. The provisions of this Article shall survive the expiration or sooner termination of this lease.

            B. NOTWITHSTANDING anything to the contrary contained in this lease, Tenant agrees that it shall be solely responsible, at its expense, to cause the Demised Premises (including the lavatories within the Demised Premises and all entrances and exits to and from the Demised Premises) to be, and to remain throughout the term hereof, in compliance with the provisions of the Americans With Disabilities Act of 1990 and any municipal laws, ordinances and rules of like import, and any regulations adopted and amendments promulgated pursuant to any of the foregoing (hereinafter referred to collectively as the "ADA"), and Landlord shall have no obligation whatsoever in connection therewith. Within ten
(10) days after receipt, Tenant shall advise Landlord in writing, and provide Landlord with copies of, any notices alleging violations of the ADA relating to any portion of the Demised Premises; any claims made or threatened in writing regarding non-compliance with the ADA and relating to any portion of the Demised Premises; or any governmental or regulatory actions or investigations instituted or threatened regarding non-compliance with the ADA and relating to any portion of the Demised Premises. In addition, without Landlord's prior written consent in each instance, no portion of the demised premises shall be used in any manner, and no Changes shall be performed, if such manner of use or such Changes requires that any alterations, changes, additions, improvements or other work be performed or made to any portions of the Building or the land outside the demised premises, which consent may be withheld by Landlord in its sole and absolute discretion. If Landlord gives its consent for such manner of use or Changes, then, Landlord, at Tenant's sole cost and expense, shall perform or make such alterations, changes, additions, improvements or other work, and Tenant shall pay to Landlord as additional rent the cost and expense incurred or paid by Landlord to perform or make same, within ten (10) days after Landlord's demand therefor, which demand shall be accompanied by a reasonably detailed statement of the alterations, changes, additions, improvements or other work so performed or made and the cost and expense incurred or paid by Landlord.


            C. Notwithstanding anything to the contrary contained in this lease, Tenant agrees, at its sole cost and expense, to (a) install the Class E fire safety system within the Demised Premises (the "Class E System"), (b) connect same to the Building's Class E fire safety system, and (c) thereafter maintain the Class E System within the Demised Premises in compliance with all laws or requirements of public authorities. Landlord shall have no obligation whatsoever in connection with any Tenant caused Class E compliance or otherwise in connection with the Class E System within the Demised Premises. Landlord's Class E system contractor for the Building shall provide the necessary service to repair and maintain Tenant's Class E system in the Demised Premises and Tenant shall pay to Landlord, within ten (10) days after Landlord's written demand as additional rent, the reasonable monthly cost of providing such service to the Demised Premises.

44. ELECTRICITY:

            A. Subject to the terms of Section C of this Article, Landlord shall furnish electrical service to the demised premises, for lighting the same and for the operation of normal office equipment (such as personal computers and printers, photocopying machines and telephone facsimile machines) therein. Except as provided to the contrary in Sections C, G, H and I of this Article, such electrical service shall be furnished without specific measurement, on any meter or otherwise, and without additional specific charge to Tenant, the charge for the furnishing of such electrical service being included in the fixed rent reserved under this lease, subject to adjustment as hereinafter provided. Notwithstanding the foregoing, however, Tenant agrees that Landlord shall not in any wise be liable or responsible to Tenant for any loss, damage, or expense that Tenant may sustain or incur if either the quantity or character of electrical service is changed, is no longer available, or is unsuitable for Tenant's requirements. At Landlord's option, Tenant shall purchase from Landlord or its agent all lamps, starters; ballasts, or bulbs used in the demised premises.

            B. Tenant covenants and agrees that, at all times, its use of electric current shall never exceed the capacity of the feeders to the Building or the risers or wiring installation thereof. In connection therewith, Tenant expressly agrees that all installations, alterations and additions of and to the electrical fixtures, appliances, or equipment within the demised premises shall be subject to Landlord's prior written approval, and, if such approval shall be given, rigid conduit only shall be permitted, If, in connection with any request for such approval, Landlord shall, in its sole judgment, determine that the risers of the Building servicing the demised premises shall be insufficient to supply Tenant's electrical requirements with respect thereto, Landlord shall, at the sole cost aid expense of Tenant, install any additional feeder(s) that Landlord shall deem necessary with respect thereto, provided, however, that, if Landlord shall determine, in its sole judgment, that the same will cause permanent damage or injury to the Building or to the demised premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs, or expense, or interfere with, or disturb, the other tenants or occupants of the Building, or adversely affect Landlord's ability to supply or furnish electricity to other portions of the Building at any time during the term of this lease, then Landlord shall not be obligated to make such installation, and Tenant shall not make the installation, alteration, or addition with respect to which Tenant requested Landlord's consent. In addition to the installation of such riser or risers, Landlord will also, at the sole cost and expense of Tenant, install all other equipment necessary and proper in connection therewith, subject to the aforesaid terms and conditions. All of the aforesaid costs and expenses are chargeable and collectible as additional rent, and shall be paid by Tenant to Landlord within ten (10) days after rendition of any bill or statement to Tenant therefor.

            C. Provided that it is physically possible for Tenant to receive electric current in the demised premises directly from the public utility company serving the area in which the Building is located, Landlord may discontinue the aforesaid service upon thirty (30) days' notice to Tenant without being liable to Tenant therefor and without in any way affecting this lease or the liability of Tenant hereunder, and the same shall not be deemed to be a lessening, or diminution of services within the meaning of any law, rule, or regulation now or hereafter enacted, promulgated, or issued. In the event that Landlord gives such notice of discontinuance, Landlord shall permit Tenant to receive such service directly from such public utility company and shall permit Landlord's wires and conduits, to the extent available, suitable and safely capable, to be used for such purpose. Any additional wires, conduits, or other equipment necessary and proper in connection therewith shall be installed by Landlord in accordance with the terms of, and subject to the conditions contained in, Section B of this Article. In the event that Landlord exercises its rights under this Section C, then: (i) Tenant shall contract for such electrical service directly with the said public utility for all of Tenant's electric current requirements and (ii) as of the date upon which Landlord discontinues furnishing electric current to Tenant, the fixed rent reserved under this lease shall be reduced by $25,212.00 per year ($2,101.00 per month) (the "INITIAL ELECTRICITY FACTOR"), as the Initial Electricity Factor may have been increased in accordance with the provisions of Sections D, E or F of this Article. The Initial Electricity Factor, as the same may, from time to time hereafter, be increased in accordance with the provisions of Sections D, E or F of this Article, is hereinafter called the "ELECTRICITY FACTOR."


            D. (a) At any time after the Commencement Date, Landlord may engage an independent electrical engineer or electrical consulting FIRM (HEREINAFTER CALLED "LANDLORD'S CONSULTANT") to make a survey (hereinafter CALLED THE "INITIAL SURVEY") of the demised premises, indicating the lighting load, office equipment and electrical usage of Tenant as of the date of the Initial Survey. Based upon the Initial Survey, Landlord's Consultant shall compute the value to Tenant of the estimated electrical service to be furnished to Tenant for the succeeding twelve (12) month period (such value, being hereinafter called the "INITIAL ELECTRICAL VALUE"), which computation shall be made utilizing the higher of (i) the service classification under which Landlord is billed by the utility company for such electrical service or (ii) the service classification under which Tenant would be billed by the utility company if Tenant purchased such electrical service directly from such utility company. Landlord's Consultant shall notify Landlord and Tenant (the "INITIAL COMPUTATION NOTICE") of his computation of the Initial Electrical Value (which shall be binding upon both parties). If the Initial Electrical Value exceeds the Initial Electricity Factor, then the fixed rent herein reserved and the Initial Electricity Factor shall each be increased, retroactive to the Commencement Date, by the amount of such excess.

               (b) Notwithstanding anything contained in this lease which is or may be deemed to the contrary, in no event shall the Initial Electrical Value determined pursuant to this Section D be less than the Initial Electricity Factor.

            E. From time to time, if the public utility rate schedule for the supply of electric current to the Building shall be increased, if any surcharge (including, without limitation, a surcharge of the nature of a fuel or other adjustment) with respect thereto shall be imposed or increased and/or if the service classification for the Building shall be changed so as to result in an increase in Landlord's cost of purchasing electricity for the Building during the term of this lease, the fixed rent herein reserved and Electricity Factor (including any Increased Usage Charge (as hereinafter defined)) shall each be adjusted from time to time to reflect the resulting increase by adding thereto an amount equal to the product of (i) the then current Electricity Factor (including any Increased Usage Charge), multiplied by (ii) the percentage of increase in Landlord's cost of purchasing electricity for the Building. Any such percentage increase in Landlord's cost of purchasing electricity for the Building shall be computed by the application of the average consumption (energy and demand) of electricity for the entire Building for the twelve (12) full months immediately prior to the rate increase and/or service classification change to the new rate and/or service classification. When the amounts of the increase in the fixed rent and the Electricity Factor are determined, the parties shall execute an agreement supplementary hereto to reflect such increases, which shall be effective from the effective date of such increases in the public utility rate schedule and/or such changes in the service classification for the Building; but such increases in the fixed rent and in the Electricity Factor shall be effective from such date whether or not such a supplementary agreement is executed.

            F. (a) Tenant shall not, without prior written notice to Landlord in each instance, connect any fixtures, appliances, or equipment (in addition to those installed at the Commencement Date and shown on the Initial Survey) to the Building's electric distribution system, or make any alteration or addition to the electric system of the demised premises, that shall result in Increased Usage (as such term is hereinafter defined). In the event that from time to time Tenant installs equipment, increases the lighting load beyond the amount thereof on the Commencement Date, or operates during longer than during regular hours on business days (as defined in Section 45B hereof) (the foregoing are herein collectively called the "INCREASED USAGE"), the fixed rent herein reserved and the Electricity Factor shall each be adjusted from time to time to reflect the Increased Usage by the Increased Usage Charge (as hereinafter defined). If Landlord is of the opinion that Increased Usage exists, Landlord may engage a Landlord's Consultant to make a survey (hereinafter called the "SUBSEQUENT SURVEY") of the demised premises, indicating the lighting load, office equipment and electrical usage of Tenant as of the date of the Subsequent Survey. Based upon the Subsequent Survey, Landlord's Consultant shall compute the value to Tenant of the estimated Increased Usage to be furnished to Tenant for the succeeding twelve (12) month period (such value being hereinafter called the "INCREASED USAGE CHARGE"), which computation shall be made utilizing the higher of (i) the service classification under which Landlord is billed by the utility company for such electrical service or (ii) the service classification under which Tenant would be billed by the utility company if Tenant purchased such electrical service directly from such utility company. Landlord's Consultant shall notify Landlord and Tenant (the "SUBSEQUENT COMPUTATION NOTICE") of his computation of the Increased Usage Charge, if any (which shall be binding upon both parties) and the fixed rent reserved herein and the then Electricity Factor shall each be increased, retroactive to the earliest date of the Increased Usage, by the Increased Usage Charge. The fees of Landlord's Consultant shall be borne by Landlord and Tenant equally.

               (b) Notwithstanding anything contained in this lease which is or may be deemed to the contrary, in no event shall the Increased Usage Charge determined pursuant to this Paragraph F be less than the Initial Electricity Factor.

            G. For purposes of Sections H and I of this Article:

                (i) "Usage" shall mean actual usage of electricity as measured by the aforesaid metering system for each calendar month or such other period as Landlord shall determine during the term of this lease and shall include the quantity and peak demand (kilowatt hours and kilowatts);

                (ii) "Landlord's Rate" shall mean the service classification (including all applicable taxes, surcharges, demand charges and rates, energy charges and rates, fuel adjustment charges, time of day charges and other charges, adjustments and sums payable in respect thereof) pursuant to which Landlord would purchase electric current for the Building from the public utility company supplying electric current to the Building, in effect from time to time during the term of this lease, which shall be utilized as the rate structure for the determination of "Basic Cost" (as hereinafter defined), as if
(i) the only electric current being purchased directly from the supplier of electricity to the Building were the Usage) and (ii) no other electricity were being purchased for the entire Building;

                (iii) "Basic Cost" shall mean the product of (a) Usage multiplied by (b) Landlord's Rate; and

                (iv) "TENANT'S COST" SHALL mean an amount equal to the sum of
(a) the Basic Cost, plus (b) twelve (12%) percent of the Basic Cost for Landlord's overhead and expenses in connection with submetering.

            H. Landlord shall have the option (HEREINAFTER CALLED THE "SUBMETERING OPTION"), which shall be exercisable in its sole discretion and upon thirty (30) days' notice to Tenant given at any time during the term of this lease, to discontinue charging for electric current on a rent inclusion basis and, instead, to charge for electric current as hereinafter provided as additional rent. If Landlord exercises the Submetering Option, then (i) Landlord shall, at its sole cost and expense, install a meter or meters for the purpose of measuring the electric current consumed in the demised premises and (ii) as of the date (hereinafter called the "CONVERSION DATE") upon which Landlord discontinues charging Tenant for electric current on a rent inclusion basis, the fixed rent reserved under this lease shall be reduced by the then Electricity Factor. With respect to the demised premises and/or any portion(s) thereof that are not contiguous with the balance of the same, if the same shall constitute less than a full floor of the Building, Landlord may, at option, either (x) install a meter to measure the amount of Usage with respect solely to the demised premises and/or to such portions) or (y) measure the amount of Usage with respect thereto through common meter(s). After the Conversion Date, Landlord shall, on a monthly basis, furnish Tenant with a statement indicating the appropriate period during which the Usage was measured and the amount of Tenant's Cost payable by Tenant to Landlord for furnishing electrical current. Within five (5) days after receipt of each such statement, Tenant shall pay the amount of Tenant's Cost set forth thereon to Landlord as additional rent.

            I. Notwithstanding anything contained in this Article which may be deemed to the contrary, if any tax is imposed upon Landlord by any municipal, state or federal agency or subdivision with respect to the purchase, sale or resale of electrical energy furnished or supplied to Tenant hereunder, Tenant covenants and agrees that, where permitted by law, such taxes shall be passed on to, included in the bill to and paid by, Tenant to Landlord, as additional rent, as set forth in the bill, demand or statement furnished to Tenant.

45.         HEAT AND AIR-CONDITION

            A. Use of the Demised premises, or any part thereof, in a manner exceeding the design conditions (including occupancy and connected electrical load) specified for the Building's HVAC systems or rearrangement of partitioning which interferes with normal operation of the heat, ventilation and air-conditioning in the Demised premises, may require changes in the Building's HVAC Systems. Such changes, so occasioned, shall be made by Tenant, at its expense, subject to Landlord's prior written approval of such changes, which approval may be withheld for any reason. Tenant shall not make any change, alteration, addition or substitution to the Building's HVAC systems without Landlord's prior written approval, which may be withheld for any reason. Tenant shall keep or cause to be kept closed all windows in the Demised premises whenever the heating service, air-conditioning service or ventilation is being provided. In addition, Tenant agrees at all times to cooperate fully with Landlord and to abide by all reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of the Building's HVAC systems.

            B. For the purposes of this lease:

                (a) "HEATING SEASON" shall mean October 16 through May 14;

                (b) "COOLING SEASON" shall mean May 15 through October 15;

                (c) "BUSINESS DAYS" shall mean Mondays through Fridays, except such days as are observed by the State or Federal government as legal holidays and those days designated as holidays by the applicable building service union employees contract;

                (d) "REGULAR HOURS" shall mean the hours between 8:00 A.M. to 6:00 P.M. on business days; and

                (e) "AFTER HOURS" shall mean, with respect to heating service, any time other than regular hours during the Heating Season, and with respect to air-conditioning service, any time other than regular hours during the Cooling Season.

            C. In accordance with, and subject to, the provisions of this Article, Landlord shall furnish heat to the Demised premises (THE "HEATING SERVICE") and air-conditioning to the.Demised premises (the "AIR-CONDITIONING SERVICE"), both through the perimeter units presently located in the Demised premises. The systems through which Landlord so supplies such heating and air-conditioning to the Demised premises, as well as ventilation, are herein referred to as the "BUILDING HVAC SYSTEMS."

            D. At no additional cost to Tenant, but subject to energy conservation requirements of governmental authorities, Landlord shall furnish heating service during regular hours during the Heating Season and air-conditioning service during regular hours during the Cooling Season. If Tenant shall require after hours heating service during the Heating Season, or after hours air-conditioning service during the Cooling Season, or ventilation at any time other than during regular hours during either the Heating Season or the Cooling Season, Landlord shall furnish such after hours heating service, air-conditioning service, or ventilation, as the case may be, but only upon at least one (1) business day's prior notice and at Landlord's then prevailing hourly charges for providing such service, which shall be paid by Tenant within ten (10) days after written demand as additional rent. In the event that such after hours heating service, air-conditioning service, or ventilation, as the case may be, is requested by other tenants, the cost thereof shall be prorated among all tenants who have requested the service. Notwithstanding anything contained in this lease which may be deemed to the contrary, Landlord shall have no obligation to furnish after hours air-conditioning service during the Heating Season, and Landlord shall have no obligation to furnish after hours heating service during the Cooling Season.

46.         LANDLORD'S OTHER SERVICES:

            A. Landlord, at its expense, shall provide public elevator service, passenger and freight, by elevators serving the floor on which the demised premises are situated during regular hours of business days with respect to the passenger elevators, and during the hours of 8:00 am and 4:00 p.m. (excluding a one (1) hour lunch break) on business days with respect to the freight elevator, and shall have at least one passenger elevator subject to call at all other times. Tenant acknowledges that Tenant's use of such freight elevator is non-exclusive and subject to scheduling by Landlord.

            B. Intentionally omitted.

            C. As long as Tenant is not in default under any of the covenants under the lease, Landlord shall provide water for ordinary lavatory purposes only, but if Tenant uses or consumes water for any other purposes or in unusual quantities (of which fact Landlord shall be the sole judge), Landlord may install, a water meter at Tenant's expense to register such water consumption and Tenant shall pay for water consumed as shown on said meter as Additional Rental as and when bills are rendered.

            D. Landlord reserves the right, without any liability to Tenant (except as otherwise expressly provided in this lease), to stop operating any of the heating, ventilating, air conditioning, electric, sanitary, elevator, or other building systems serving the demised premises, and to stop THE rendition of any of the other services required of Landlord under this lease, whenever and for so long as may be necessary by reason of accidents, emergencies, strikes, or the making of repairs or changes that Landlord is required by this lease or by law to make or in good faith deems necessary, by reason of difficulty in securing proper supplies of fuel, steam, water, electricity, labor, or supplies, or by reason of any other cause beyond Landlord's reasonable control.

            E. Subject to the Rules and Regulations now in effect or which may be from time to time adopted by Landlord, and subject further to the other provisions of this lease, during

47.         CLEANING:

            A. Landlord, at its expense, shall cause the demised premises to be cleaned in accordance with the then current Building standard cleaning specifications. Tenant shall pay to Landlord on demand the costs incurred by Landlord for (a) extra cleaning work in the demised premises required because of
(i) misuse or neglect on the part of Tenant or its employees or visitors, (ii) use of portions of the demised premises for preparation, serving or consumption of food or beverages, data processing or reproducing operations, private: lavatories or toilets or other special purposes requiring greater or more difficult cleaning work than office areas, (iii) unusual quantity of interior glass surfaces, (iv) non-building standard, materials or finishes installed by Tenant or at its request, and (b) removal from the demised premises and the Building of any refuse and rubbish of Tenant in excess of that ordinarily accumulated daily in the routine of business office occupancy. landlord, its cleaning contractor and their employees shall have after hours access to the demised premises and the free use of light, power and water in the demised premises as reasonably required for the purpose of cleaning the demised premises in accordance with Landlord's obligations hereunder.'

            B. Tenant, at its sole cost and expense, shall clean or cause to be cleaned, to the reasonable satisfaction of Landlord, all portions of the demised premises that Landlord is not obligated to clean, by using a cleaning contractor designated by Landlord or by using Tenant's employees. Tenant shall place all of its refuse and rubbish that Landlord is not obligated to remove from the demised premises in sealed plastic bags at a location and at times to be designated by Landlord. Tenant shall pay to Landlord, on demand, any costs incurred by Landlord for (i) removal from the designated location and the Building of so much of any refuse and rubbish of Tenant as shall exceed that ordinarily accumulated daily in the routine of business office occupancy for premises equal in size to the demised premises and (ii) Tenant's failure to place its refuse and rubbish at the designated location, times or in the manner hereinbefore provided. No one other than persons first approved by Landlord shall be permitted to enter the demised premises or the Building for the purposes of cleaning the same. All cleaning of the demised premises by Tenant shall be performed strictly in accordance with the rules and regulations established from tune to time by Landlord.

48.         ASSIGNMENT:

            A. (a) Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage, or encumber this lease or any of its rights or estates hereunder, sublet the demised premises or any part thereof, or suffer, or permit, the demised premises, or any part thereof, to be used or occupied by others, without the prior written consent of Landlord in each instance. If this lease be assigned, or if the demised premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, subtenant, or occupant, and apply the net amount collected to the rent herein reserved, but no assignment, subletting, occupancy, or collection shall be deemed a waiver of the provisions hereof, the acceptance of the assignee, subtenant, or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. Landlord's consent to an assignment or subletting shall not, in any wise, be construed to relieve Tenant from obtaining Landlord's express written consent to any further assignment or subletting. In no event shall any permitted sublessee assign or encumber its sublease, further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space, or any part thereof, to be used or occupied by others, without Landlord's prior written consent in each instance.

               (b) As used in this Article, except in the definition of the term "RELATED ENTITY," the word "CONTROL," (including the derivations of the word "CONTROL," such as "CONTROLLING" "CONTROLLED BY" OR "UNDER COMMON CONTROL WITH" or words of like import) shall mean: (i) ownership of more than 50% of the outstanding voting capital stock of a corporation or more than 50% of the beneficial interests of any other entity OR
(ii) the ability effectively to control or direct the business decisions of such corporation or entity. The term "RELATED ENTITY" shall mean an entity which for controls, is controlled by or is under common control with Tenant, which for purposes hereof shall mean (x) ownership by Tenant of more than 50% of the outstanding voting capital stock of a corporation or more than 54% of the beneficial interests of any other entity And (y) the ability to effectively control or direct the business decisions of such corporation ox entity

            B. If Tenant shall, at any time or times during the term of this least, desire to assign this lease or sublet all or part of the demised premises, Tenant shall give notice thereof to Landlord, which notice shall be accompanied by: (a) a conformed or photostatic copy of the proposed assignment or sublease, the effective or commencement date of which shall be not less than sixty (60) nor more than ninety (90) days after the giving of such notice; (b) a statement setting forth, in reasonable detail, the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the demised premises; and (c) current financial information with respect to the proposed assignee or subtenant, including its most recent financial report. Such notice shall be decreed an offer from Tenant to Landlord whereby Landlord (or Landlord's designee) may, at its option, (i) sublease such space (hereinafter referred to as the "LEASEBACK SPACE") form Tenant upon the terms and conditions hereinafter set forth (if the proposed transaction is a sublease of all or part of the Demised Premises), (ii) terminate this lease (if the proposed transaction is an assignment or a sublease of all or substantially all of the Demised Premises), or (iii) terminate this lease with respect to the Leaseback Space (if the proposed transaction is a sublease of part of the Demised Premises and the proposed subletting is for all (or substantially all) of the balance of the term of this lease). Said options may be exercised by Landlord by notice to Tenant at any time within sixty (60) days after such notice has been given by Tenant to Landlord; and during such sixty (60) day period Tenant shall not assign this lease nor sublet such space to any person.

            C. (a) If Landlord exercises its option to terminate this lease in the case where Tenant desires either to assign this lease or sublet all or substantially all of the Demised Premises, then, this lease shall end and expire on the date that such assignment of sublet was to be effective or commence, as the case may be, and the fixed rent and additional rent shall be paid and apportioned to such date.

               (b) If Landlord exercises its option to terminate this lease in part in any case where Tenant desires to sublet part of the Demised Premises, then, (i) this lease shall end and expire with respect to such part of the Demised Premises on the date that the proposed sublease was to commence; (ii) from and after such date the fixed rent and additional rent shall be adjusted, based upon the proportion that the rentable area of the Demised Premises remaining bears to the total rentable area of the Demised Premises; and (iii) Tenant shall pay to Landlord, as additional rent, within ten (10) days after Landlord's demand therefor, the costs incurred by Landlord in physically separating such part of the Demised Premises from the balance of the Demised Premises and in complying with any laws and requirements of any public authorities relating to such separation.

            D. (a) If Landlord exercises its option to sublet the Leaseback Space, such sublease to Landlord or its designee (as subtenant) shall be at the lower of (i) the rental rate per rentable square foot of fixed rent and additional rent then payable pursuant to this lease and (ii) the rentals set forth in the proposed sublease, and shall be for the same term as that of the proposed subletting, and such sublease;

                   (v) shall be expressly subject to all of the covenants, agreements, terms, provisions and conditions of this lease except such as are irrelevant or inapplicable, and except as otherwise expressly set forth to the contrary in this Section;

                   (w) shall be upon the same terms and conditions as those contained in the proposed sublease, except such as are irrelevant or inapplicable and except as otherwise expressly set forth to the contrary in this Section;

                   (x) shall give the sublessee the unqualified and unrestricted right, without Tenant's permission, to assign such sublease or any interest therein and/or to sublet the Leaseback Space or any part or parts of the Leaseback Space and to make any and all changes, alterations, and improvements in the space covered by such sublease and if the proposed sublease will result in all or substantially all of the Demised Premises being sublet, grant Landlord or its designee the option to extend the term of such sublease for the balance of the term of this lease less one (1) day;

                   (y) shall provide that any assignee or further subtenant, of Landlord or its designee, may, at the election of Landlord, be permitted to make alterations, decorations and installations in the Leaseback Space or any part thereof and shall also provide in substance: that any such alterations, decorations and installations is the Leaseback Space therein made by any assignee or subtenant of Landlord or its designee may be removed, in whole or is part, by such assignee or subtenant, at its option, prior to or upon the expiration or other termination of such sublease provided that such assignee or subtenant, at its expense, shall repair any damage and injury to that portion of the Leaseback Space so sublet caused by such removal; and

                   (z) shall also provide that (A) the parties to such sublease expressly negate any intention that any estate created under such sublease be merged with any other estate held by either of said parties, (B) any assignment or subletting by Landlord or its designee (as the subtenant) may be for any purpose or purposes that Landlord, in Landlord's uncontrolled discretion, shall deem suitable or appropriate, (C) Tenant, at Tenant's expense, shall and will at all times provide and permit reasonably appropriate means of ingress to and egress from the Leaseback Space so sublet by Tenant to Landlord or its designee,

            (D) Landlord, at Tenant's expense, may make such alterations as may be required or deemed necessary by Landlord to physically separate the Leaseback Space from the balance of the Demised Premises and to comply with any laws and requirements of public authorities relating to such separation, and (E) that at the expiration of the term of such sublease, Tenant will accept the space covered by such sublease in its then existing condition, subject to the obligations of the sublessee to make such repairs thereto as may be necessary to preserve the premises demised by such sublease in good order and condition.

               (b) If Landlord exercises its option to sublet the Leaseback Space, then:

                   (i) Landlord shall indemnify and save Tenant harmless from all obligations under this lease as to the Leaseback Space during the period of time it is so sublet to Landlord;

                   (ii) Performance by Landlord, or its designee, under a sublease of the Leaseback Space shall be deemed performance by Tenant of any similar obligation under this least and any default under any such sublease shall not give rise to a default under a similar obligation contained in this Lease, nor shall Tenant be liable for any default under this lease or deemed to be in default hereunder if such default is occasioned by or arises from any act or omission of the tenant under such sublease or is occasioned by or arises from any act or omission of any occupant holding under or pursuant to any such sublease; and

                   (iii) Tenant shall have no obligation, at the expiration or earlier termination of the term of this lease, to remove any alteration, installation or improvement made in the Leaseback Space by Landlord. E. In the event that Tenant complies with the provisions of Section B of this Article and Landlord does not exercise an option provided to it thereunder within the time provided therefor, and provided that Tenant is not in default of any of Tenant's obligations under this lease after notice and the expiration of any applicable grace period, Landlord's consent (which must be in writing and in form reasonably satisfactory to Landlord) to the proposed assignment or sublease shall not be unreasonably withheld or delayed provided that Tenant has complied with the following conditions:

               (a) in Landlord's reasonable judgment, the proposed assignee or subtenant is engaged in such a business, and the demised premises, or the relevant part thereof, will be used in such a manner, that: (i) is limited to the use expressly permitted under this lease; and (ii) will not violate any negative covenant as to use contained in any other lease of space in the Building about which Tenant has been informed following its request to Landlord for such information;

               (b) the proposed assignee or subtenant is a reputable person of good character and with sufficient financial worth considering the responsibility involved, and Landlord has been furnished with reasonable proof thereof;

               (c) neither (i) the proposed assignee or sublessee nor (ii) any person that, directly or indirectly, controls, is controlled by, or is under common control with, the proposed assignee or sublessee or any person who controls the proposed assignee or sublessee, is then an occupant or tenant of any part of the Building;

               (d) the proposed assignee or sublessee is not a person with whom Landlord is then, or shall have been during the previous six (6) month period, negotiating to lease space in the Building;

               (e) the proposed assignment agreement or sublease agreement, as the case may be, shall be in form reasonably satisfactory to Landlord and shall comply with the applicable provisions of this Article;

               (f) there shall not be more than one (1) occupant, including Tenant, of the demised premises;

               (g) the amount of the aggregate rent to be paid by the proposed subtenant is not less than the then current market rent per rentable square foot for the demised premises, and the rental and other terms and conditions of the assignment or sublease are the same as those contained in the proposed assignment or sublease furnished to Landlord pursuant to Section B;

               (h) Tenant shall not have: (i) advertised or publicized in arty way THE availability of the demised premises without prior notice to, and approval by, Landlord, which approval Landlord agrees not to unreasonably withhold, nor shall any advertisement state the name (as distinguished from the address) of the Building or the proposed rental, or (ii) listed the demised premises for subletting or assignment, with a broker, agent or representative other than the then managing agent of the Building or other agent designated by Landlord, or otherwise at a rental rate less than the greater rate of (x) the fixed rent and additional rent then payable hereunder for such space, or (y) the fixed rent and additional rent at which Landlord is then offering to lease other space in the Building;


               (i) the sublease shall not allow the use of the demised premises or any part thereof: (i) as a restaurant, luncheonette, or otherwise for the preparation and/or sale of food for on or off premises consumption; (ii) as a discount store; (iii) as a multiple tenancy store; (iv) by a foreign or domestic governmental agency; (v) as a betting parlor or gambling casino; or (vi) by a utility company;

               (j) the proposed assignee or sublessee is not a person entitled, directly or indirectly, to diplomatic or sovereign immunity or is not subject to service of process in New York State or to the jurisdiction of the State and Federal Courts located in New York State;

               (k) the sublease shall not provide for an option on behalf of the subtenant thereunder to extend or renew the term of such sublease; and

               (1) to the extent any superior mortgage or any superior lease provides that the proposed assignment or subletting is subject to the approval or consent of the holder thereof or lessor thereunder, such approval or consent has been given.

            F. (a) Tenant shall reimburse Landlord on demand and as additional rent, for all reasonable costs and expenses that may be incurred or paid by Landlord in connection with all proposed assignments and sublettings, including, without limitation, the costs of making investigations as to the acceptability of the proposed assignee or subtenant, and legal costs incurred in connection with the reviewing of the proposed assignment or subletting and all of the documents and other information related thereto (which costs and expenses Tenant covenants and agrees to reimburse to Landlord regardless of whether Landlord consents to the proposed assignment or sublease or whether such consent is required hereunder).

               (b) In the event that (i) Landlord fails to exercise any of its options under Section B of this Article and consents to a proposed assignment or sublease and (ii) tenant fails to execute and deliver the assignment or sublease to which Landlord consented within sixty (60) days after the giving of such consent, then Tenant shall again comply with all of the provisions and conditions of Section B, before assigning this lease or subletting all or part of the demised premises.

            G. Each subletting pursuant to this Article shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this lease. Notwithstanding any such subletting and/or acceptance of rent or additional rent by Landlord from any subtenant, Tenant shall and will remain fully liable for the payment of the fixed rent and additional rent due, and to become due, hereunder, for the performance of all of the covenants, agreements, terms, provisions and conditions contained in this lease on the part of Tenant to be performed and for all acts and omissions of any licensee, subtenant, or any other person claiming under or through any subtenant that shall be in violation of any of the obligations of this lease, and any such violation shall be deemed to be a violation by Tenant. Tenant further agrees that, notwithstanding any such subletting, no other and further subletting of the demised premises by Tenant, or any person claiming through or under Tenant (except as provided in Section K of this Article), shall, or will be, made, except upon compliance with, and subject to, the provisions of this Article. If Landlord shall decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise any of its options under Section B, Tenant shall indemnify, defend and hold Landlord harmless from and against any and all losses, liabilities, damages, costs and expenses (including reasonable counsel fees) resulting from any claims that may be made against Landlord by the proposed assignee or subtenant or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

            H. With respect to each and every sublease or subletting, whether made with Landlord's consent pursuant to Section A or without Landlord's consent pursuant to Section K, it is further agreed that:

               (a) no subletting shall be for a term ending later than one day prior to the expiration date of this lease;

               (b) no sublease shall be valid, and no subtenant shall take possession of the demised premises or any part thereof, until a true, complete, fully-executed counterpart of such sublease has been delivered to Landlord; and

               (c) each sublease shall provide that it is subject and subordinate to this lease and to the matters to which this lease is or shall be subordinate, and that, in the event of termination, re-entry, or dispossess by Landlord under this lease, Landlord may, at its option, take over all of the right, title and interest of Tenant as sublandlord under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not (i) be liable for any previous act or omission of Tenant under such sublease, (ii) be subject to any offset, not expressly provided in such sublease, that theretofore accrued to such subtenant against Tenant or (iii) be bound by any previous modification of such sublease or by any previous prepayment of more than one month's fixed rent or any additional rent thne due.

            I. Any assignment or transfer, whether made with Landlord's consent pursuant to Section A or without Landlord's consent pursuant to Section K, shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement, in form and substance satisfactory to Landlord, whereby the assignee shall assume all of the obligations of this lease on the part of Tenant to be performed or observed and whereby the assignee shall agree that the provisions contained in Section A shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect of all future assignments and transfers. The original named Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this lease, and notwithstanding the acceptance of fixed rent and/or additional rent by Landlord from an assignee, transferee, or any other party, the original named Tenant shall remain fully liable for the payment of the fixed rent and additional rent and for the other obligations of this lease on the part of Tenant to be performed or observed.

            J. If Landlord shall give its consent to any assignment of this lease or to any sublease, Tenant shall, in consideration therefor, pay to Landlord, as additional rent:

               (i) in the case of an assignment, an amount equal to (y) all sums and other consideration PAID to Tenant by the assignee for, or by reason of, such assignment, including all sums paid for the sale of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings, or other personal property less (z), in the case of a sale thereof, the then net unamortized or undepreciated cost thereof, determined on the basis of Tenant's federal income tax returns; and

               (ii) in the case of a sublease, an amount equal to (y) any rents, additional charges, or other consideration payable under the sublease by the subtenant to Tenant that are in excess of the fixed rent and additional rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof, including all sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture, or other personal property less
(z), in the case of a sale thereof, the then net unamortized or undepreciated cost thereof, determined on the basis of Tenant's federal income tax returns.

The sums payable under this Sections shall be paid to Landlord as and when payable by the assignee or subtenant to Tenant.

            K. (a) For the purpose of this Article, the following are "PROHIBITED TRANSFERS" to which Section A of this Article shall apply as if any of such Prohibited Transfers were an assignment of this lease:

The issuance or transfer of interests in Tenant or any guarantor of Tenant's obligations hereunder (a "GUARANTOR") (whether stock, partnership interests, interests in a limited liability company or otherwise) to a person or group of related persons, whether in a single transaction or a series of related or unrelated transactions, in such quantities that after such issuance or transfer, control of Tenant or such Guarantor (as it shall be constituted after giving effect to such issuance or transfer of interests in Tenant or Guarantor, as the case may be), directly or indirectly, shall have changed, shall be deemed a Prohibited Transfer unless the conditions of subsection (b) below are met. Any person or legal representative of Tenant, to whom Tenant's interest under this lease passes by operation of law, or otherwise, shall be bound by the provisions of this Article.

               (b) Notwithstanding the foregoing, if Tenant, a Guarantor or entity which controls Tenant or Guarantor is a corporation listed and traded on a nationally recognized stock exchange or over-the-counter market, the transfer, sale or other disposition (including issuance) of the stock of such corporation shall not be deemed an assignment of this lease or a Prohibited Transfer. In addition, (i) transfers of the stock or all or substantially all of the assets of Tenant to a Related Entity or into which or with which Tenant is merged or consolidated or (ii) an assignment to a Related Entity shall not be a Prohibited Transfer, provided that: (A) the successor to Tenant has a net worth, computed in accordance with generally accepted accounting principles, at least equal to the greater of (A) the net worth of tenant immediately prior to such merger, consolidation, or transfer or (B) the net worth of

Tenant herein named on the date of this lease; (B) reasonable proof satisfactory to Landlord of such net worth shall have been delivered to Landlord, together with such books and records of the then Tenant as may be necessary to establish that any assignee claimed by Tenant to be a Related Entity is in fact a Related Entity, at least ten (10) days prior to the effective date of any such transaction; (C) the purposes for which such successor to Tenant INTENDS TO use the demised premises (or the applicable portions thereof) are uses expressly permitted by this lease and (D) an executed duplicate original of the assignment and assumption agreement (other than in connection with the sale of stock only) shall be delivered to Landlord for review by Landlord and Landlord's counsel, at least ten (10) days prior to the effective date thereof. Simultaneously with the delivery of such assignment and assumption agreement, Tenant shall deliver to Landlord a certified copy of a duly adopted resolution of the board of directors of both Tenant and the assignee, in form and content reasonably satisfactory to Landlord, authorizing the execution, acknowledgment and delivery of said assignment and assumption agreement, and the transactions contemplated therein.

            L. The joint and several liability of Tenant and any immediate or remote successor in interest to Tenant, and the due performance of the obligations of this lease on Tenant's part to be performed or observed, shall not be discharged, released, or impaired in any respect by any agreement or stipulation made by Landlord extending the time of, or modifying any of the obligations of, this lease, or by any waiver or failure of Landlord to enforce any of the obligations of this lease.

            M. The listing of any name other than that of Tenant, whether on the doors of the demised premises, on the Building directory, if any, or otherwise, shall not operate to vest any right or interest in this lease of in the demised premises, nor shall it be deemed to be the consent of Landlord to any assignment or transfer of this lease, to any sublease of the demised premises, or to the use or occupancy thereof by others.

49.         INSURANCE:

            A. Tenant shall not violate, or permit the violation of, any condition impaled by the standard fire insurance policy then issued for office buildings in the Borough of Manhattan, City of New York, and shall not do, permit anything to be done, keep, or permit anything to be kept, in the demised premises that would: (i) subject Landlord to any liability or responsibility for personal injury, death, or property damage; (ii) increase the fire or other casualty insurance rate on the Building or the property therein over the rate that would otherwise then be in effect (unless Tenant pays the resulting premium as provided in Section F of this Article); or (iii) result in insurance companies of good standing refusing to insure the Building or any of such property in amounts reasonably satisfactory to Landlord.

            B. Tenant covenants to provide on or before the Commencement Date and to keep in force during the term hereof, the following insurance coverage which coverage shall be effective on the Commencement Date:

               (a) A comprehensive policy of liability insurance, with broad form endorsement, containing an omnibus named insured provision naming as additional insureds Landlord and the holders of all superior mortgages, the lessors under all superior leases, Landlord's agents and all other persons and entities designated by Landlord (but only to the extent that Landlord specifically requests such holders, lessors, agents and other persons and entities to be so named) and protecting Landlord, Tenant, all of Tenant's subtenants, and all such other additional insureds, against (i) all claims, demands or actions for injury to, or death of, persons or property, arising from, related to, or in any way connected with the use or occupancy of the Demised Premises, or caused by actions or omissions to act of Tenant, its agents, servants and contractors, or of any person or entity claiming by, through or under Tenant, and (ii) all accidents occurring in or about the Demised Premises. Such policy shall have limits of liability of not less than Three Million ($3,000,000.00) Dollars combined single limit coverage on a per occurrence basis, including property damage. Such policy shall contain a contractual liability coverage endorsement with respect to Tenant's indemnification obligations under this lease, and shall include independent contractors' coverage. Such insurance may be carried under a blanket policy covering the Demised Premises and other locations of Tenant, if any, provided such policy contains an endorsement (i) naming Landlord (and the above-mentioned other persons and entities) as additional insureds, (ii) specifically referencing the Demised Premises, and (iii) guaranteeing a minimum limit available for the Demised Premises equal to the limits of liability required under this lease;

               (b) "ALL-RISK" coverage in an amount adequate to cover the cost of replacement of all of personal property, fixtures, furnishing and equipment, including Tenant's Work located in the Demised Premises;

               (c) worker's compensation, and, if required by applicable law, disability and such other similar insurance, in statutory amounts, covering all persons that are performing Changes (as hereinafter defined), or with respect to whom death or bodily injury claims could be asserted against Landlord or the Land or THE Building; and

               (d) business interruption insurance in the amount of annual gross income for one (1) year.

All such policies shall be issued by companies of recognized responsibility licensed to do business in New York State and rated by Best's Insurance Reports or any successor publication of comparable standing and carrying a rating of A VIII or better or the then equivalent of such rating. Prior to the time that such insurance is first required to be carried by Tenant, and, thereafter, at least fifteen (15) days prior to the expiration of any such policies, Tenant agrees to deliver to Landlord either duplicate originals of the aforesaid policies or certificates evidencing such insurance, provided that said certificate contains an endorsement that such insurance may not be modified or cancelled except upon fifteen (15) days' notice to Landlord, together with evidence of payment for the policy. Tenant's failure to provide and keep in force the aforementioned insurance shall be regarded as a material default hereunder, entitling Landlord to exercise any or all of the remedies as provided in this lease in the event of Tenant's default.


            C. Landlord and Tenant shall each endeavor to secure an appropriate clause in, or an endorsement upon, each fire or extended coverage policy obtained by it and covering the Building, the demised premises, or the personal property, fixtures and equipment located therein or thereon, pursuant to which the respective insurance companies waive subrogation or permit the insured, prior to any loss, to agree with a third parry to waive any claim it might have against said third party. The waiver of subrogation or permission for waiver of any claim hereinbefore referrer to shall extend to the agents of each party and its employees and, in the case of Tenant, shall also extend to all other persons and entities occupying or using the demised premises in accordance with the terms of this lease. If, and to the extent that, such waiver or permission can be obtained only upon payment of an additional charge, then, except as provided in Sections D and E of this Article, the party benefiting from the waiver or permission shall pay such charge upon demand, or shall be deemed to have agreed that the party obtaining the insurance coverage in question shall be free of any further obligations under the provisions hereof relating to such waiver or permission.


            D. In the event that Tenant shall be unable at any time to obtain one of the provisions referred to in Section C above, in any of its insurance policies, Tenant shall cause Landlord to be named in such policy or policies as one of the assureds, but if any additional premium shall be imposed for the inclusion of Landlord as such an assured, Landlord shall pay such additional premium upon demand or Tenant shall be excused from its obligations under Section C with respect to the insurance policy or policies for which such additional premiums would be imposed. In the event that Landlord shall have been named as one of the assureds in any of Tenant's policies in accordance with the foregoing, Landlord shall endorse promptly to the order of Tenant, without recourse, any check, draft, or order for the payment of money representing the proceeds of any such policy, or any other payment growing out of or connected with said policy, and Landlord hereby irrevocably waives any and all rights in and to such proceeds and payments.

            E. In the event that Landlord shall be unable at any time to obtain one of the provisions referred to in Section C in any of its insurance policies, Landlord shall, at Tenant's option, cause Tenant to be named in such policy or policies as one of the assureds, but if any additional premium shall be imposed for the inclusion of Tenant as such an assured, Tenant shall pay such additional premium upon demand. In the event that Tenant shall have been named as one of the assureds in any of Landlord's policies in accordance with the foregoing, Tenant shall endorse promptly to the order of Landlord, without recourse, any check, draft, or order for the payment of money representing the proceeds of any such policy, or any other payment growing out of or connected with said policy, and Tenant hereby irrevocably waives any and all rights in and to such proceeds and payments.

            F. Subject to the provisions of Sections C, D and E, and insofar as may be permitted by the terms of the insurance policies carried by it, each party hereby releases the other with respect to any claim (including a claim for negligence) that it might otherwise have against the other party for loss, damages, or destruction with respect to its property by fire or other casualty (including rental value or business interruption, as the case may be) occurring during the term of this lease.

            G. If, by reason of a failure of Tenant to comply with the provisions of Section A of this Article, the rate of fire insurance with extended coverage on the Building or equipment or other property of Landlord shall be higher than it otherwise would be, Tenant shall reimburse Landlord, on demand, for that part of the premiums for fire insurance and extended coverage paid by Landlord because of such failure on the part of Tenant.

            H. If any dispute shall arise between Landlord and Tenant with respect to the incurrence or amount of any additional insurance premium referred to in Section F, the dispute shall be determined by arbitration.

            I. A schedule or make up of rates for the Building or the demised premises, as the case may be, issued by the New York Fire Insurance Rating Organization or other similar body making rates for fire insurance and extended coverage for the premises concerned, shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rate with extended coverage then applicable to such premises.

50.         SUBORDINATION:

            A. For the purposes of this lease, the mortgages referred to in
Article 7 of this lease are herein define AS "SUPERIOR MORTGAGES" and the leases referred to in said Article 7 are herein defined as "SUPERIOR LEASES." The then holders of all superior mortgages and the then lessors under all superior leases are intended to be third-party beneficiaries of this Article, and may enforce the provisions of this Article before or after the foreclosure of the superior mortgage in question and before or after the termination of the superior lease in question, as the case may be. In the event of any act or omission of Landlord that would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this lease, or to claim a partial or total eviction, or entitle Tenant to any abatement or offset against the payment of rent, Tenant shall not exercise such right (i) until it has given written notice of such act or omission or the accrual of such claim or right, to the holder of each superior mortgage and the lessor of each superior lease whose name and address shall previously have been furnished to Tenant in writing, and (ii)(A) if the Landlord's default in question can be cured by the payment of money or is otherwise curable within thirty (30) days, the holders of each superior mortgage and the lessors under each superior lease who shall have become entitled under such superior mortgages and such superior leases to cure such default shall have thirty (30) days to cure same; and (B) if the Landlord's default in question cannot be cured by the payment of money and cannot otherwise reasonably be cured within thirty (30) days, the holders of each superior mortgage and the lessors under each superior lease who shall have become entitled under such superior mortgage(s) and such superior lease(s) to cure such default shall have such period of time as is necessary to cure the default; PROVIDED THAT, in the case of clause (ii)(B) above, (x) the holder or lessor, as the case may be, notifies Tenant of its intention to cure the default, (y) such holder or lessor, as the case may be, commences action to cure the default within thirty (30) days, and (z) such holder or lessor, as the case may be, thereafter proceeds diligently at all times to cure the default. Notwithstanding the foregoing, in no event shall any holder of a superior mortgage or lessor under a superior least have a lesser period of time to cure a default than is granted to Landlord under this lease.

            B. If the lessor of a superior lease or the holder of a superior mortgage shall succeed to the rights of Landlord under this lease, whether through possession or foreclosure action or delivery of a new lease or deed, or if a superior lease shall terminate or be terminated for any reason, then, at the election and upon demand of the party so succeeding to Landlord's rights, as the successor owner of the property of which the demised premises is a part, or as the mortgagee in possession thereof, or otherwise (such party, owner or mortgagee being herein sometimes called the "SUCCESSOR LANDLORD"), TENANT shall attorn to and recognize such successor landlord as Tenant's landlord under this lease, and shall promptly execute and deliver any instrument that such successor landlord may reasonably request to evidence such attornment. Upon such attornment, this lease shall continue in full force and effect as, or as if it were, a direct lease between the successor landlord and Tenant, upon all of the executory terms, conditions and covenants as are set forth in this lease and shall be applicable after such attornment, except that the successor landlord shall not be (i) liable for any previous act or omission of Landlord under this lease, (II) subject TO any credit, offset, claim, counterclaim, demand or defense which Tenant may have against Landlord, (iii) bound by any previous modification of this lease (made without the successor landlord's consent) or by any previous prepayment of more than one (1) month's rent, (iv) bound by any covenant of Landlord to undertake or complete any construction of the demised premises or any portion thereof, (v) required to account for any security deposit of Tenant other than any security deposit actually delivered to the successor landlord by Landlord, (vi) liable for the obligations of Landlord under this lease for any period of time other than such period as such successor landlord holds such interest, and (vii) responsible for any monies owing by Landlord to the credit of Tenant. The foregoing provisions shall inure to the benefit of any successor landlord, shall apply to the tenancy of Tenant notwithstanding that this lease may terminate upon the termination of the superior lease, and shall be self-operative upon any such demand, without requiring any further instrument to give effect to said provisions. Tenant, however, upon demand of any successor landlord, agrees to execute, from time to time, an instrument in confirmation of the foregoing provisions, satisfactory to such successor landlord, in which Tenant shall acknowledge such attornment. Nothing contained in this paragraph shall be construed to impair any right, privilege or option of any successor landlord or, except as otherwise provided in this lease, to impair any right, privilege or option of Tenant.

            C. If, in connection with obtaining financing or refinancing for the Building, or Landlord's estate and interest therein, a lender shall request reasonable modifications to this lease as a condition to such financing or refinancing, Tenant will not withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder (except, perhaps, to the extent that Tenant may be required to give notices of any defaults by Landlord to such lender and/or permit the curing of such defaults by such lender together with the granting of such additional time for such curing as may be required for such lender to get possession of the Building or Landlord's interest therein) or materially adversely affect the leasehold interest hereby created. In no event shall a requirement that the consent of any such lender be given for any modification of this lease or subject to the provisions of this lease for any assignment or sublease, be deemed to materially adversely affect the leasehold interest hereby created. In the event Tenant fails to execute and deliver to Landlord a duly executed modification or amendment of this lease incorporating such modification within ten (10) days of request therefor, Landlord may execute such amendment or modification for and on behalf of Tenant as its attorney-in-fact coupled with an interest solely to execute and deliver any instruments required to carry out the intent of this Section C on behalf of Tenant.

51.         FURTHER PROVISIONS AS TO DEFAULT:

            A. All sums of money, other than the fixed rent reserved in this lease, that shall become due from and payable by Tenant to Landlord hereunder shall constitute additional rent, for default in the payment of which Landlord shall have the same remedies as for a default in the payment of fixed rent.

            B. Section 17(1) of this lease shall be amended by reducing the fifteen (15) day period set forth therein with respect to the non-payment of rent or additional rent to ten (10) days, so that if Tenant fails to make any payment of fixed rent or additional rent when due, and Landlord serves a written notice upon Tenant specifying the nature of such default and such default fails to be remedied in full within five (5) days after such notice is served upon Tenant, Landlord may serve the written five (5) day notice of cancellation referred to in said Section 17(1) and exercise any or all of its other rights and remedies set forth in Article 17 and elsewhere in this lease or available at law or in equity, Tenant hereby agreeing that all defaults in Tenant's obligation to pay fixed rent and additional rent can be completely cured and remedied within five (5) days after the notice of default is served upon Tenant. It is the intention of the parties that the provisions of Article 17 of this lease shall and do create an enforceable conditional limitation applicable to any default by Tenant in the observance, performance or compliance with any of the terms, covenants or conditions is this lease on Tenant's part to observe, perform or comply with, including, without limitation, the covenant to pay fixed rent and additional rent.

            C. If Tenant is late in making any payment due to Landlord from Tenant under this lease for five (5) or more days, then interest shall become due and owing to Landlord on such payment from the date upon which it was due, which interest shall be computed at the following rates:

               (i) for an individual or partnership tenant, computed at the maximum lawful rate of interest;

               (ii) for a corporate tenant, computed at the greater of (a) one and 25/100 (1.25'96% ) percent per month or (b) the Interest Rate, but in no event in excess of the maximum lawful rate of interest chargeable to corporations in the State of New York.

            D. Bills for any expenses incurred by Landlord in connection with any performance by it for the account of Tenant, and bills for all costs, expenses and disbursements of every kind and nature whatsoever, including reasonable counsel fees, involved in collecting or endeavoring to collect the fixed rent or additional rent or any part thereof or enforcing or endeavoring to enforce any rights against Tenant, under or in connection with this lease, or pursuant to law, including any such cost, expense and disbursement involved in instituting and prosecuting summary proceedings, as well as bills for any property, material, labor, or services provided, furnished, or rendered, by Landlord or at its instance to Tenant, may be sent by Landlord to Tenant monthly, or immediately, at Landlord's option, and shall be due and payable in accordance with the terms of such bills.

            E. Tenant covenants and agrees that it shall not enter into any assignment of lease, assignment of sublease or sublease of premises with any other tenant or occupant of the Building whereby such other tenant or occupant assigns its lease or sublease or sublets all or part of its premises to Tenant. The covenants and obligations contained in this Paragraph E shall be deemed material covenants and obligations of Tenant under this lease for default of which shall entitle Landlord to exercise the same rights and remedies as if Tenant had defaulted in the payment of the rents reserved hereunder.


            F. (a) For the purposes of this Section, Landlord's rights under
Section 16(b) of this lease to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises is hereinafter referred to as the "ACCELERATION REMEDY." In case of any default, re-entry, expiration and/or dispossess by summary proceedings or otherwise as described in Article 17 of this lease, in lieu of the deficiency damages described in Article 18 of this lease, Landlord may avail itself of the Acceleration Remedy.

               (b) For the purposes of Section 16(b) of this lease, the term "RENT RESERVED HEREUNDER FOR THE UNEXPIRED PORTION OF THE TERM DEMISED" shall mean the aggregate of the fixed rent and the additional rent payable hereunder which would have been payable by Tenant (conclusively presuming the additional rent to be the same as was payable for the year immediately preceding such termination) for the period commencing with the termination of this lease pursuant to Articles 16 or 17 above, as the case may be, or the date of any re-entry provided for in Article 17 above, as the case may be, and ending with the Expiration Date, had this lease not so terminated or had Landlord not so re-entered the demised premises.

               (c) Nothing contained in this lease shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided in this lease, Landlord may lawfully be entitled by reason of any default under this lease on the part of Tenant. Nothing herein contained shall be construed, to limit or prejudice the right of Landlord to prove for and obtain as liquidated damages by reason of the termination of this lease or re-entry on the demised premises for the default of Tenant under this lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount be greater, equal to, or less than any of the sums referred to in Articles 16 or 18 above.

52.         SECURITY DEPOSIT:

            A. Tenant has deposited with Landlord the sum of $4.00,000.00, by Letter of Credit as provided in Section B hereof, as security for the faithful performance, observance and compliance with all of the terms, covenants and conditions of this lease on Tenant's part to perform, observe or comply with. Tenant agrees that, in the event that Tenant defaults under any of the terms, covenants or conditions in this lease on Tenant's part to observe, perform or comply with (including, without limitation, the payment of any installment of fixed rent or any amount of additional rent), Landlord may notify the Issuing Bank (as such term is defined in Section B hereof) and thereupon receive all of the movies represented by the said Letter of Credit and use, apply, or retain the whole or any part of such proceeds to the extent required for the payment of any fixed rent, additional rent, or any other sums as to which Tenant is in ; default, or for any sum that Landlord may expend or may be required to expend by reason of any such default (including any damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord). In the event that Landlord applies or retains any portion or all of such proceeds of such Letter of Credit, the amount not so used, applied or retained shall continue to be treated as Tenant's security deposit, and Tenant shall restore the amount so applied or retained within five (5) days after Landlord's demand therefor, so that, at all times, the amount deposited shall be $400,000.00. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, that portion, if any, of the Letter of Credit not used, applied or retained shall be returned to Tenant after the Expiration Date and after delivery of possession of the entire demised premises to Landlord, in accordance with, and subject to, the applicable provisions of this lease.

            B. (a) Tenant shall deliver to Landlord as such security a clean, irrevocable and unconditional Letter of Credit issued by and drawn upon a commercial bank (hereinafter referred to as the "ISSUING BANK") with offices for banking purposes in the City of New York and approved by Landlord, which Letter of Credit shall have a term of not less than one year, be in form and content satisfactory to Landlord, be for the account of Landlord and be in the amount of $400,000.00. The Letter of Credit shall provide that:

               (i) The Issuing Bank shall pay to Landlord or its duly authorized representative an amount up to the face amount of the Letter of Credit upon presentation of only the Letter of Credit and a sight draft in the amount to be drawn;

               (ii) The Letter of Credit shall be deemed to be automatically renewed, without amendment, for consecutive periods of one year each, unless the Issuing Bank sends written notice (hereinafter called the "NON-RENEWAL NOTICE") to Landlord by certified or registered mail, return receipt requested, not less than thirty (30) days next preceding the then expiration date of the Letter of Credit, that it elects not to have such Letter of Credit renewed; and

               (iii) The Letter of Credit shall be transferable by the beneficiary thereof, without charge to the beneficiary, and that any failure to pay the transfer charges shall not affect the beneficiary's ability to transfer the Letter of credit; the Letter of Credit may be transferred as aforesaid from time to time, by the then beneficiary under the letter of credit; to effectuate a transfer under the Letter of Credit, the beneficiary must notify the Issuing Bank in a writing signed by an authorized signatory of beneficiary, of the name and address of the transferee and of the effective date of the transfer; and upon the Issuing Bank's receipt of such writing, the Issuing Bank will issue an amendment to the Letter Credit that changes the name and address of the beneficiary hereof and shall deliver the original of such amendment to the new beneficiary/transferee and a copy thereof to the prior beneficiary/transferor.

               (b) Landlord, after its receipt of the Non-Renewal Notice, shall have the right, exercisable by a sight draft only, to receive the moneys represented by the Letter of Credit, which moneys shall be held by Landlord as a cash deposit pursuant to the terms of this Article pending the replacement of such Letter of Credit.

            C. In the event of a sale or transfer of the land or the Building, or the then Landlord's interest in the land or the Building, or a leasing by the then Landlord of the land or the Building or of Landlord's interest therein, Landlord shall have the right, at no cost or expense to Landlord, to transfer or assign such Letter of Credit to the vendee, transferee or losses, and Landlord shall notify Tenant, by certified mail, return receipt requested, of such sale, transfer or lease, together with the name and address of such vendee, transferee or lessee, and Landlord shall thereupon be released by Tenant from all liability for the return of such Letter of Credit. In such event, Tenant agrees to look solely to the new landlord for the return of said Letter of Credit. It is agreed that the provisions hereof shall apply to every transfer or assignment made of said Letter of Credit to a new Landlord. In connection with the foregoing, Tenant, at no cost to Landlord, shall cooperate with Landlord and such vendee, transferee or lessee in connection with the transfer or assignment of such Letter of Credit, including, without limitation, executing and delivering, within five (5) days after demand therefor, any and all instruments, certificates, agreements or other documents that Landlord, such vendee, transferee or lessee, the bank with which such security is deposited or the Issuing Bank may require.

            D. Tenant covenants that it will not assign or encumber, or attempt to assign or encumber, such Letter of Credit, and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment, or attempted encumbrance.

            E. In the event that at any time during the term of this lease Landlord, in Landlord's reasonable opinion, believes that circumstances have occurred indicating that the Issuing Bank may be incapable of, unable to, or prohibited from honoring the then existing Letter of Credit (hereinafter referred to as the "existing l/c" in accordance with the terms thereof, then, upon the happening of either of the foregoing, Landlord may send written notice to Tenant (hereinafter referred to as the "REPLACEMENT NOTICE") requiring Tenant within thirty (30) days to replace the Existing L/C with a new letter of credit (hereinafter referred to as the "REPLACEMENT L/C") from an Issuing Bank meeting the qualifications described in Section B. Upon receipt of a Replacement L/C meeting the qualifications of Section B, Landlord shall forthwith return the Existing L/C to Tenant. In the event that (a) a Replacement L/C meeting the qualifications of Section B is not received by Landlord within the time specified or (b) Landlord reasonably believes an emergency exists, then in either event, the Existing L/C may be presented for payment by Landlord and the proceeds thereof shall be held by Landlord in accordance with this Article, subject, however, to Tenant's obligation to replace such cash security with a new letter of credit meeting the qualifications of Section B.

            F. Tenant's federal employer identification number is:___________________.

53.         ARBITRATION:

            A. Either party may request arbitration of any matter in dispute with respect to which arbitration is expressly provided in this lease as the appropriate remedy. The parry requesting arbitration shall do so by giving notice to that effect to the other party and both parties shall promptly thereafter jointly apply to the American Arbitration Association (or any organization successor thereto) in the City and County of New York for the appointment of a single arbitrator.

            B. The arbitration shall be conducted in accordance with the then prevailing rules of the American Arbitration Association (or any organization successor thereto) in the City and County of New York and, subject to the terms of the immediately succeeding sentence, judgment on the award rendered by THE arbitrator may be entered in any court having jurisdiction thereof. In rendering such decision and award, the arbitrator shall not add to, subtract from, or otherwise modify the provisions of this lease.

            C. If, for any reason whatsoever, a written decision and award of the arbitrator shall not be rendered within sixty (60) days after the appointment of such arbitrator, then, at any time thereafter before such decision and award shall have been rendered, either party may apply to the Supreme Court of the State of New York or to any other court having jurisdiction and exercising the functions similar to those now exercised by such court, by action, proceeding, or otherwise (but not by a new arbitration proceeding) as may be proper to determine the question in dispute consistently with the provisions of this lease.

            D. All the expenses of the arbitration shall be borne by the parties equally.

54.         ESTOPPEL CERTIFICATES:

Within ten (10) days after either party's request, the other party shall execute and deliver to the requesting party a statement (i) certifying that this lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications) and whether any options granted to Tenant pursuant to the provisions of this lease have been exercised, (ii) certifying the dates to which the fixed rent and additional rent have been paid and the amounts thereof, (iii) stating whether or not, to the best knowledge of the signer, the other party is in default in performance of any of its obligations under this lease, or if Tenant is the certifying party, whether Tenant is in default, and, if so, specifying each such default of which the signer may have knowledge, (iv) stating whether Tenant has any rights to offsets or abatement of rent, (v) stating whether Tenant has prepaid any rent for more than one month in advance, and (vi) certifying such other information as the requesting party reasonably requests, it being intended that any such statement delivered pursuant hereto may be relied upon by others with whom the party requesting such certificate may be dealing and their respective successors and/or assigns. Breach of the foregoing will constitute Tenant's acknowledgment which may be relied on by any person holding or proposing to acquire an interest in the Building, this Lease or any superior mortgage, that this Lease is unmodified and in full force and effect and will constitute, as to any such person, a waiver of any defaults on Landlord's part which may exist prior to the date of such request. The foregoing shall not limit any other rights and remedies available to Landlord for breach of this Article.

55.         BROKER:

            A. Tenant covenants , warrants and represents that it had no conversations or other communications with any broker or finder except Newmark & Company Real Estate, Inc. and Wm. B. May Commercial, INC. (collectively, the "BROKER") in connection with the leasing of the demised premises to Tenant and that, to Tenant's best knowledge, there were no brokers or finders except the Broker instrumental in consummating this lease. Tenant agrees to hold Landlord harmless against any claims for a brokerage commission or consultation fees arising out of any conversations or negotiations had by Tenant with any brokers or finders except for the Broker.

            B. Based upon the foregoing representation, Landlord has agreed to pay, pursuant to separate agreements, a brokerage commission to the broker.

            C. Landlord covenants, warrants and represents that it had no conversations or other communications with any broker or finder (except the Broker) in connection with the leasing of the demised premises to Tenant and that, to Landlord's best knowledge, there were no brokers or finders except the Broker instrumental in consummating this lease. Landlord agrees to hold Tenant harmless against any claims for a brokerage commission or consultation fees arising out of any conversations or negotiations had by Landlord with any brokers or finders, including the Broker.

56.         HOLDING OVER:

            Tenant acknowledges that possession of the demised premises must be surrendered to Landlord at the expiration or sooner termination of the term of this lease. Tenant agrees to indemnify and save Landlord harmless against all liabilities, costs, suits, demands, charges, and expenses of any kind or nature, including attorneys' fees and disbursements, resulting from a delay by Tenant in so surrendering the demised premises, including, without limitation, any claims made by any succeeding tenant founded on such delay. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant to timely surrender possession of the demised premises as aforesaid will be extremely substantial, will exceed the amount of fixed rent and additional rent theretofore payable hereunder and will be impossible of accurate measurement. Tenant, therefore, agrees that if possession of the demised premises is not surrendered to Landlord within twenty-four (24) hours after the date of the expiration or sooner termination of the term of this lease, then Tenant shall pay to Landlord, as liquidated damages, a sum equal to three (3) times the per diem fixed rent and additional rent which was payable during the calendar month preceding the calendar month in which the term ended for each day Tenant holds over and fails to deliver possession of the demised premises. Nothing herein contained shall be deemed to permit Tenant to retain possession of the demised premises after the expiration or sooner termination of the term of this lease. Landlord, by availing itself of the rights and privileges granted by this provision and the acceptance of the liquidated damages, shall not be deemed to have waived any of its right and privileges granted in other provisions of this lease, and the rights granted in this Article shall be considered in any event as in addition to and not in exclusion of such other rights and privileges. The aforesaid provisions of this Article shall survive the expiration or sooner termination of the term of this lease.

57.         NOTICES:

            A. Except as otherwise expressly permitted in this lease, all notices, demands, approvals, consents, requests and other communications which under the terms of this lease, or under any statute, must or may be given or made by the parties hereto, must be in writing, and must be made either (i) by depositing such notice in the registered or certified mail of the United States of America, return receipt requested, or (ii) by delivering such notice by a commercial courier ("NEXT BUSINESS DAY DELIVERY"), which courier provides for delivery with receipt guaranteed, addressed to each party as follows:

If to Landlord:              at the address set forth on the first page of this
                             lease

With a copy to:              Greenberg Traurig
                             200 Park Avenue
                             New York, New York 10166
                             Attention: Stephen L. Rabinowitz, Esq.

If to Tenant:                WAMEX Holdings, Inc.
                             One World Trade Center
                             New York, New York 10005

                             prior to the Commencement Date,

                             and at the demised premises, after the Commencement Date

With a copy of
default notices and
termination notices
only to:

            B. All notices, demands, approvals, consents, requests and other communications shall be deemed to have been delivered (i) if mailed as provided for in this Article, on the date which is three (3) business days after mailing or (ii) if sent by commercial courier, on the date which is one (1) business day after dispatching. Either party may designate by notice in writing given in the manner herein specified a new or other address to which such notice, demand, approval, consent, request or other communication shall thereafter be so given or made. Notwithstanding the foregoing all fixed rent and additional rent statements, bills and invoices may be given by regular mail.

58.         THE LOWER MANHATTAN PLAN:

            A. For purposes of this Article 58, unless otherwise defined in this Lease, all terms used herein shall have the meanings ascribed to them in Title 4 of Article 4 of the New York Real Property Tax Law (herein caller the "LOWER MANHATTAN PLAN"). For purposes of the Lower Manhattan Plan, Tenant's Percentage Share shall mean Tenant's Proportionate Share (i.e., .91%).

            B. For so long as Tenant continues to be eligible for the real estate tax abatement benefits of the Lower Manhattan Plan (herein called the "LMP ABATEMENT BENEFITS") with respect to the demised premises, Landlord agrees to comply with the provisions and requirements of the Lower Manhattan Plan and the rules promulgated thereunder as same relate to the demised premises and to Landlord (in connection with Tenant's eligibility for the LMP Abatement Benefits), provided, however, that Tenant shall promptly pay to Landlord, as additional rent hereunder, the amount of all costs and expenses (including reasonable attorneys fees and expenses) incurred by Landlord in connection with such compliance, including, without limitation, the amount of any administrative charges or fees imposed by the New York City Department of Finance (herein called the "DEPARTMENT") in connection with such compliance.

            C. Tenant agrees to comply with the provisions and requirements of the Lower Manhattan Plan and the rules promulgated thereunder as same relate to the demised premises; and Tenant shall indemnify and hold harmless Landlord and all lessors under any superior leases and holders of any superior mortgages and its and their respective partners, directors, officers, principals, shareholders, agents and employees from and against any and all claims arising from or in connection with Tenant's failure to so comply, together with all costs, expenses and liabilities incurred in connection with, each such claim, or action or proceeding brought thereon, including, without limitation, all reasonable attorneys' fees and expenses.

            D. (i) In accordance with the Lower Manhattan Plan and notwithstanding anything to the contrary contained in this Lease, Landlord agrees to allow Tenant a credit against the fixed annual rent and the recurring additional rent (including Tenant's Tax Payments) payable by Tenant hereunder in an amount that, in the aggregate, equals the full amount of any abatement of real estate taxes granted for the demised premises pursuant to the Lower Manhattan Plan and actually received by Landlord (herein called the "ACTUAL LMP BENEFITS"). Landlord shall, within thirty (30) days after its receipt of the Actual LMP Benefits, credit the full amount thereof against the next installments of fixed annual rent and/or additional rent becoming due hereunder.

               (ii) Tenant shall promptly pay to Landlord, as additional rent hereunder, the amount of all or any portion of the Actual LMP Benefits that have been credited against fixed annual rent and/or additional rent becoming due hereunder, and which are thereafter revoked (including, without limitation, if such Actual LMP Benefits are revoked due to the exercise by Tenant of its right to assign or sublease pursuant to the terms of this Lease), together with any interest and/or penalties imposed against Landlord in connection with such Actual WP Benefits.

            E. In accordance with Section 499-C(5) of the Lower Manhattan Plan, Landlord agrees and informs Tenant that the availability of the LMP Abatement Benefits are subject to the following:

               (i) an application for abatement of real property taxes pursuant to Title 4 of Article 4 of the New York Real Property Tax Law will be made for the demised premises;

               (ii) the rent, including amounts payable by Tenant for real property taxes, will accurately reflect any abatement of real property taxes granted pursuant to Title 4 of Article 4 of the New York Real Property Tax Law for the demised premises;

               (iii) at least thirty-five dollars ($35.00) per square foot must be spent on improvements to the demised premises and the common areas of the Building for tenants with more than 125 employees and at least five dollars ($5.00) per square foot must be spent on improvements to the demised premises and the common areas of the Building for tenants with 125 or less employees, as more particularly described in the Lower Manhattan Plan; and

               (iv) all abatements granted with respect to the Building pursuant to Title 4 of Article 4 of the New York Real Property Tax Law will be revoked if, during the Benefit Period, real estate taxes or water or sewer charges or other lienable charges are unpaid for more than one year, unless such delinquent amounts are paid as provided in subdivision four of section four hundred ninety-nine-f of Title 4 of the New York Real Property Tax Law.

            F. Nothing contained herein shall be construed to impose any obligation on Landlord to perform, or to incur any cost for, any improvements to the demised premises and/or the common areas to establish Tenant's eligibility for the LMP Abatement Benefits.

            G. (i) Landlord, upon not less than twenty (20) days advance written notice from Tenant, agrees to cooperate with Tenant to execute, deliver and file, together with the Abatement Application (as hereinafter defined), the affidavit required by Section 499C(7) of the Lower Manhattan Plan.

               (ii) Landlord, upon not less than twenty (20) days advance written notice from Tenant, agrees to cooperate with Tenant to execute, deliver and file, within one hundred eighty (180) days after the Commencement Date, an application (the "ABATEMENT APPLICATION") for a certificate of abatement in accordance with Section 499-D of the Lower Manhattan Plan. Landlord further agrees to provide all other information required by the Department pursuant to
Section 499-D of the Lower Manhattan Plan and to otherwise comply with the provisions of said Section 499-D.

               (iii) For so long as Tenant continues to be eligible for the LMP Abatement Benefits with respect to the demised premises, Landlord, upon not less than twenty (20) days advance written notice from Tenant, agrees to cooperate with Tenant to annually execute, deliver and file a certificate of continuing eligibility in accordance with Section 499-F of the Lower Manhattan Plan, and any other certificates or filings required by the Lower Manhattan Plan.

               (iv) Tenant shall promptly pay to Landlord, as additional rent hereunder, the amount of all costs and expenses (including reasonable attorneys' fees and expenses) incurred by Landlord in connection with the performance of Landlord's obligations pursuant to this Section 58, including, without limitation, the amount of any administrative charges or fees imposed by the Department in connection with such compliance.


            H. In the event that Landlord shall default in the performance or observance of any of the covenants, terms, provisions or conditions on its part to be performed or observed under this Article 58, this Lease shall remain unaffected thereby and shall continue in full force and effect, and Landlord's liability for such default, if any, shall be limited to the payment of damages which shall in no event exceed the aggregate amount of the LMP ABATEMENT BENEFITS with respect to the demised premises to which Tenant would have been entitled but for such default.

            I. For purposes of the Lower Manhattan Plan, the Rent Commencement Date is, with respect to the Unit A Premises, two (2) months after the Unit A Commencement Date, and with respect to the Unit B Premises, two (2) months after the Unit B Commencement Date.

            J. Notwithstanding anything contained in this Article 58, Landlord makes no representation or warranty as to the amount, if any, of Actual LMP Benefits that will be received by Landlord.

59.         INTENTIONALLY OMITTED.

60.         ICIP:

            A. Tenant acknowledges that Landlord has advised Tenant that Landlord may (but shall not be obligated to) apply for an exemption from real estate tax payments under the Industrial Commercial Incentive Program of the City of New York (which, as same may from time to time be amended, is herein referred to as the "ICIP"). Tenant will cooperate in all reasonable respects with landlord in applying for, and in obtaining from the Department of Finance of the City of New York, a certificate of eligibility determining that Landlord is eligible for exemption from real estate tax payments pursuant to the "ICIP"). and the regulations promulgated pursuant to the ICIP. Tenant represents to landlord that, within seven (7) years immediately preceding the date of this lease, Tenant has not been adjudged by a court of competent jurisdiction to have been guilty of (x) an act, with respect to a building, which is made a crime under the provisions of article 150 of the Penal Law of the State of New York or any similar law of another state, or (y) any act made a crime or violations by the provisions of Section 235 of the Real Property law of the Sate of New York, nor is any charge for violation of such law presently pending against Tenant. Upon request of Landlord, from time to time, tenant agrees to update said representation when required because of the ICIP and regulations thereunder. tenant further agrees to cooperate with Landlord in compliance with such ICIP and such regulations to aid Landlord in obtaining and maintaining said real estate tax exemption and, if requested by Landlord, to post a notice in a conspicuous place in the Demised premises and to publish a notice in a newspaper of general circulation in the City of New York, in such form as shall be prescribed by the Department of Finance, stating that persons having information concerning any violation by Tenant of Section 235 of the Real Property Law or any Section of Article 150 of the Penal Law or any similar law of another jurisdiction may submit such information to the Department of Finance to be considered in determining Landlord's eligibility for tax exemption benefits. In furtherance of the foregoing, and in addition, the other applicable provisions of this lease, all Changes, including Tenant's

Work, shall be performed in compliance with the ICIP and the regulations thereunder, as well as the rules and regulations of the New York City Department of Business Services, Division of Labor Services ("DOBS/DLS"), including, without limitation, the filing and obtaining of all required applications, permits, licenses and certificates and, if required by the DOBS/DLS, the hiring of apprentice laborers.

61. MISCELLANEOUS:

            A. CONSENTS. If Tenant shall request Landlord's consent or approval pursuant to any of the provisions of this lease or otherwise, and Landlord shall fail or refuse to give, or shall delay in giving, such consent or approval, Tenant shall in no event make, or be entitled to make, any claim for damages (nor shall Tenant assert, or be entitled to assert, any such claim by way of defense, set-off, or counterclaim) based upon any claim or assertion by Tenant that Landlord unreasonably withheld or delayed its consent or approval, and Tenant hereby waives any and all rights that it may have, from whatever source derived, to make or assert any such claim. Tenant's sole remedy for any such failure, refusal, or delay shall be an action for a declaratory judgment, specific performance, or injunction, and such remedies shall be available only in those instances where Landlord has expressly agreed in writing not to unreasonably withhold or delay its consent or approval or where, as a matter of law, Landlord may not unreasonably withhold or delay the same. In addition, whenever in this lease Landlord is required to be reasonable in the granting of any consent or approval or otherwise, Landlord shall not be deemed to have been unreasonable in the refusal to give its consent or approval or otherwise if: (a) Landlord is not permitted to do so under the terms of any superior lease or superior mortgage or (b) the consent or approval of any superior lessor or holder of superior mortgagee is required and has been denied or not given.

B           CERTAIN DEFINITIONS.

               (a) The terms "INCLUDE," "INCLUDING" AND "SUCH AS" shall each be construed as if followed by the phrase "WITHOUT BEING LIMITED TO" whether or not so stated.

               (b) Wherever there is a requirement that a consent or approval of a party hereto not be "UNREASONABLY WITHHELD" or words of similar import, such terms shall be construed as if followed by the phase "OR DELAYED" whether or not so stated.

               (c) The term "LAWS AND/OR REQUIREMENTS OF PUBLIC AUTHORITIES" and words of like import shall mean laws and ordinances of any or all of the federal, state, city, county and local governments and rules, regulations, orders and/or directives of any or all departments, subdivisions, bureaus, agencies or offices thereof, or of any other governmental, public or quasi-public authorities having jurisdiction over the land, the Building, the Demised Premises or any part thereof and/or the direction of any public officer pursuant to law.

               (d) The term "REQUIREMENTS OF INSURANCE BODIES" and words of like import shall mean rules, regulations, orders and other requirements of the New York Board of Fire Underwriters and/or the New York Fire Insurance Rating organization and/or any other body performing the same or similar functions and having jurisdiction or cognizance of the land, the Building and/or the Demised Premises.

               (e) The term "REPAIR" shall be deemed to include restoration and replacement as may be necessary to achieve and/or maintain good working order and condition. The foregoing definition is not intended and shall not be deemed to increase any repair obligations imposed on either Landlord or Tenant pursuant to the provisions of this lease.

               (f) The terms "PERSON" and "PERSON" as used in this lease, shall be deemed to include natural persons, firms, corporations, limited liability companies, partnerships, associations and any other private or public entities.

               (g) All references in this lease to numbered or lettered articles, sections, paragraphs, subparagraphs, subdivisions, exhibits and schedules are references to articles, sections, paragraphs, subparagraphs, subdivisions, exhibits and schedules of this lease, as the case may be, unless expressly otherwise designated.

               (h) The term "EVENT OF DEFAULT" means a default under any of the terms, covenants or conditions on Tenant's part to observe, perform or comply with, that remains or remained uncured after the giving of any required notice to Tenant and the expiration of any applicable cure period, or any of the events described in Section 16(a) of this lease.

               (i) The term "PRIME RATE" shall mean, on any particular date, a rate per annum equal to the rate of interest published in The Wail Street Journal as the "PRIME RATE," as in effect on such day, with any change in the "PRIME RATE" resulting from a change in said prime rate to be effective as of the date of the relevant change in said prime rate; provided, however, that if more than one prime rate is published in The Wall Street Journal for a day, the average of the prime rates shall be used; provided, further, however, that the prime rate (or the average of the prime rates) will be rounded up to the nearest 1/16 of 1 % or, if there is no nearest 1/16 of 1%, to the next higher 1/16 of 1 %.In the event that The Wall Street Journal ceases or temporarily interrupts publication (or publication of a "PRIME RATE"), then the Prime Rate shall mean the daily average prime rate published in another business newspaper, or business section of a newspaper, of national standing chosen by Landlord. If The Wall Street Journal resumes publication, the substitute index will immediately be replaced by the prime rate published in The Wall Street Journal.

               (j) The term "INTEREST RATE" shall mean, on any particular date, a rate per annum equal to the Prime Rate plus two (2 % ) percent, with any change in the "INTEREST RATE" resulting from a change in the Prime Rate to be effective as of the date of the relevant change in Prime Rate.

            C. RESERVATION. Except for the inside surfaces of all walls, windows and doors bounding the Demised Premises, including exterior building walls, core corridor walls and doors and any core corridor entrances and any space in or adjacent to the Demised Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks, elevators, fire stairs or other building facilities and systems, and the use thereof, as well as access thereto through the Demised Premises for the purpose of operation, maintenance, decoration and repair, are reserved to Landlord.

            D. FORCE MAJEURE. The period of time during which either Landlord or Tenant is prevented or delayed in the performance of the making of any alterations, restorations, repairs improvements or other work required to be performed by such party or in fulfilling any other non-monetary obligation required under this lease due to delays caused by fire, catastrophe, strikes or labor trouble, civil commotion, acts of God or the public enemy, governmental prohibitions or regulations, or other causes beyond such party's reasonable control, shall be added to such party's time for performance thereof, and such party shall not be deemed in default hereunder as a result of such delay.

            E. COVENANTS AS CONDITIONS. All of the covenants of Tenant hereunder shall be deemed and construed to be "CONDITIONS" as well as "COVENANTS" as though the words specifically expressing or implying covenants and conditions were used in each separate instance.

            F. GOVERNING LAW. This lease shall be governed in all respects by the laws of the State of New York applicable to agreements made and wholly executed therein without reference to conflicts of laws principles.

            G CONSTRUCTION. If any of the provisions of this lease, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this lease shall be valid and enforceable to the fullest extent permitted by law. This Agreement and the Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement or the Lease to be drafted

            H. LEASE NOT BINDING UNTIL EXECUTED. Submission by Landlord of this lease for execution by Tenant shall confer no rights nor impose any obligations on either party unless and until both Landlord and Tenant shall have executed this lease and duplicate originals thereof shall have been delivered to the respective parties.

            I PARTIES BOUND. If there shall be more than one person named as tenant herein, then all such persons shall be deemed to be joint tenants in the leasehold estate demised hereby, with joint and several liability hereunder.

            J. DUE AUTHORITY. Landlord and Tenant each represent to each other that the person executing and delivering the Lease is duly authorized to do so.

            K. NO LIABILITY. Neither Landlord's right to enter the demised premises, nor Landlord's right to cure any default of any of the terms, covenants or conditions on Tenant's part to observe, perform or comply with, nor Landlord's right to observe, perform or comply with of Tenant's obligations under this lease, shall impose upon Landlord any obligation whatsoever to do so or to perform any repairs, replacements, restoration, alterations or other work, at, in, on or upon the demised premises, nor shall any of the foregoing rights impose upon Landlord any liability if there is a default under any of the terms, covenants or conditions on Tenant's part to observe, perform or comply with, or if Tenant fails to make or perform any repair, replacement, restoration, alteration or other work.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this lease as of the day and year first above written.

                          LANDLORD:

                          W12/14 WALL ACQUISITION ASSOCIATES LLC

                          By:
                              -------------------------------------------
                              Stellar 14 Wall Associates LLC, its Manager

                          By:
                              -------------------------------------------
                              Stellar Promote LLC, its Manager

                          By:
                              -------------------------------------------
                              Wrubel 99 LLC, its Manager

                          By:
                              -------------------------------------------
                              Arthur Wrubel, its Manager

                          TENANT:

                          WAMEX HOLDINGS, INC.

                          By: /s/ Mitchell H. Cushing
                              -------------------------------------------
                              Name: Mitchell H. Cushing
                              Title: CEO/Chairman



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